Exhibit 4.6

                           LOAN AND SECURITY AGREEMENT

                          Dated as of December 18, 1998

                                      Among

                              CONGOLEUM CORPORATION

                                       and

                        the other Borrowers named herein,

                                  as Borrowers

                                       and

                           FIRST UNION NATIONAL BANK,

                                    as Lender

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE I      DEFINITIONS AND ACCOUNTING TERMS...............................1
      SECTION 1.1  Certain Defined Terms......................................1
      SECTION 1.2  Accounting Terms..........................................13

ARTICLE II     THE REVOLVING CREDIT..........................................14
      SECTION 2.1  The Revolving Credit......................................14
      SECTION 2.2  Place and Manner of Payments..............................16
      SECTION 2.3  Computation of Interest...................................17
      SECTION 2.4  Interest..................................................17
      SECTION 2.5  Fees......................................................17
      SECTION 2.6  Late Charges; Default Rate................................18
      SECTION 2.7  Payment on Non-Business Days..............................18
      SECTION 2.8  Reimbursement to Lender for Increased Costs Due to
                   Capital Adequacy Requirements.............................18
      SECTION 2.9  Illegality................................................19
      SECTION 2.10 Prepayment................................................19
      SECTION 2.11 Letter of Credit Cash Collateral Account..................20
      SECTION 2.12 Letters of Credit.........................................20
      SECTION 2.13 Special Provisions for LIBOR Tranches.....................24
      SECTION 2.14 Ineligible LIBOR Interest Periods.........................25
      SECTION 2.15 Availability of Rate Quotations...........................25

ARTICLE III    COLLATERAL....................................................25
      SECTION 3.1  Security Interests........................................25
      SECTION 3.2  Financing Statements......................................26
      SECTION 3.3  Landlord's Waiver.........................................26
      SECTION 3.4  Places of Business; Location of Collateral................26
      SECTION 3.5  Lender's Rights With Respect to Accounts..................27
      SECTION 3.6  The Lockbox; The Cash Collateral Account..................27
      SECTION 3.7  Accounts..................................................28
      SECTION 3.8  Letters of Credit.........................................29
      SECTION 3.9  Inventory.................................................29
      SECTION 3.10 Condition of Inventory....................................29
      SECTION 3.11 Expenses of Lender........................................29
      SECTION 3.12 Notices...................................................29
      SECTION 3.13 Insurance; Discharge of Taxes, etc........................30
      SECTION 3.14 Waiver and Release by Borrowers...........................30
      SECTION 3.15 Access to Inventory.......................................30
      SECTION 3.16 Records and Reports.......................................30
      SECTION 3.17 Further Assurances........................................31
      SECTION 3.18 Application of Proceeds of Collateral.....................31
      SECTION 3.19 Continuing Collateral.....................................31

ARTICLE IV     CONDITIONS OF LENDING.........................................31
      SECTION 4.1  Conditions Precedent to Lender's Obligations..............31


                                       -i-
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                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

      SECTION 4.2  Additional Conditions Precedent...........................34
      SECTION 4.3  Conditions to Issuance of Letters of Credit...............35

ARTICLE V      REPRESENTATIONS AND WARRANTIES................................35
      SECTION 5.1  Existence.................................................35
      SECTION 5.2  Authorization.............................................35
      SECTION 5.3  Validity of Documents.....................................36
      SECTION 5.4  Financial Information.....................................36
      SECTION 5.5  Litigation................................................36
      SECTION 5.6  Contingent Liabilities....................................36
      SECTION 5.7  Taxes.....................................................36
      SECTION 5.8  Encumbrances..............................................36
      SECTION 5.9  Consents..................................................37
      SECTION 5.10 ERISA.....................................................37
      SECTION 5.11 Subsidiaries and Affiliates; Fictitious Name..............38
      SECTION 5.12 Licenses, Permits, etc....................................38
      SECTION 5.13 Compliance with Laws Generally............................38
      SECTION 5.14 Environmental Matters.....................................38
      SECTION 5.15 Patents, etc..............................................39
      SECTION 5.16 Debt and Credit Arrangements..............................39
      SECTION 5.17 Regulation U, Etc.........................................39
      SECTION 5.18 Labor Matters.............................................39
      SECTION 5.19 Outstanding Judgments or Orders...........................39
      SECTION 5.20 No Defaults on Other Agreements...........................39
      SECTION 5.21 Full Disclosure...........................................39

ARTICLE VI     COVENANTS.....................................................40
      SECTION 6.1  Use of Proceeds...........................................40
      SECTION 6.2  Financial Information.....................................40
      SECTION 6.3  Insurance.................................................41
      SECTION 6.4  Encumbrances..............................................42
      SECTION 6.5  Minimum Tangible Net Worth................................42
      SECTION 6.6  Fixed Coverage Charge Ratio...............................44
      SECTION 6.7  No Losses.................................................44
      SECTION 6.8  Capital Expenditures......................................44
      SECTION 6.9  Fiscal Year...............................................45
      SECTION 6.10 Accounting Methods........................................45
      SECTION 6.11 Taxes.....................................................45
      SECTION 6.12 Guarantees, etc...........................................45
      SECTION 6.13 Loans and Investments.....................................45
      SECTION 6.14 Compliance with Laws......................................45
      SECTION 6.15 Environmental Matters.....................................45
      SECTION 6.16 Maintenance of Property...................................47


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

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

      SECTION 6.17 Inspection by Lender......................................47
      SECTION 6.18 Limitations on Borrowing..................................47
      SECTION 6.19 Reports...................................................47
      SECTION 6.20 ERISA.....................................................48
      SECTION 6.21 Mergers, etc..............................................50
      SECTION 6.22 Dividends, etc............................................51
      SECTION 6.23 Nature of Business........................................51
      SECTION 6.24 Disposal of Assets........................................51
      SECTION 6.25 Patents, etc..............................................51
      SECTION 6.26 Indemnification...........................................51
      SECTION 6.27 RICO......................................................52
      SECTION 6.28 Licenses, Permits.........................................52
      SECTION 6.29 Transaction with Affiliates...............................52
      SECTION 6.30 Primary Operating Accounts................................52
      SECTION 6.31 Payments or Amendments of Credit Obligations..............52
      SECTION 6.32 Restrictive Agreements....................................52
      SECTION 6.33 Sale-Leasebacks...........................................52
      SECTION 6.34 Year 2000 Compliance......................................52

ARTICLE VII    DEFAULT.......................................................53
      SECTION 7.1  Events of Default.........................................53
      SECTION 7.2  Remedies..................................................55

ARTICLE VIII   ADDITIONAL PROVISIONS.........................................56
      SECTION 8.1  No Waiver, Cumulative Remedies............................56
      SECTION 8.2  Notices...................................................56
      SECTION 8.3  Set-off...................................................56
      SECTION 8.4  Costs and Expenses........................................57
      SECTION 8.5  Governing Law.............................................57
      SECTION 8.6  Survival of Agreements and Representations................57
      SECTION 8.7  Arbitration...............................................57
      SECTION 8.8  Preservation and Limitation of Remedies...................58
      SECTION 8.9  JURY TRIAL WAIVER.........................................58
      SECTION 8.10 Binding Effect; Assignment................................58
      SECTION 8.11 Headings..................................................58
      SECTION 8.12 Time of the Essence.......................................59
      SECTION 8.13 Sole Discretion of Lender.................................59
      SECTION 8.14 Amendments................................................59
      SECTION 8.15 Usury.....................................................59
      SECTION 8.16 Participations............................................59
      SECTION 8.17 Entire Agreement..........................................60
      SECTION 8.18 No Joint Venture..........................................60

      LOAN AND SECURITY AGREEMENT dated as of this 18th day of December, 1998, among CONGOLEUM CORPORATION, a Delaware corporation ("Congoleum") and the other Borrowers listed on the signature pages hereto (individually (including Congoleum) a "Borrower" and collectively as "Borrowers") and FIRST UNION NATIONAL BANK, a national banking association ("Lender").

                                   BACKGROUND

      Borrowers have requested that Lender provide a revolving credit facility (the "Revolving Credit") in the amount of Thirty Million Dollars ($30,000,000.00) to Borrowers to refinance Congoleum's existing revolving credit facility, to fund working capital and certain acquisitions. Lender has agreed to provide the Revolving Credit on the terms and conditions herein contained.

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "AAA" has the meaning given to such term in Section 8.7 hereof.

      "Account" has the meaning given to such term in the New Jersey Uniform Commercial Code as in effect on the date hereof.

      "Acquisition Advance" has the meaning given to such term in Section 2.1 hereof.

      "Adjusted Base Rate" means the Base Rate minus the Applicable Margin. The Adjusted Base Rate shall change simultaneously with each change in the Base Rate and with each change in the Applicable Margin.

      "Adjusted LIBOR" means LIBOR plus the Applicable Margin.

      "Advance" has the meaning given to such term in Section 2.1 hereof.

      "Affiliate" of a Person means (A) any other Person which directly or indirectly controls, or is controlled by, or is under common control with, such Person, (B) any director or officer (or, in the case of a Person which is not a corporation, any individual having analogous powers) of such Person or of a Person who is an Affiliate of such Person, and (C) any individual related to such Person or Affiliate by consanguinity or adoption within the third degree. For purposes of the preceding sentence, "control" of a

Person means (1) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise and (2) in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 35% or more of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, 35% or more of any class of equity interest).

      "Agreement" means this Loan and Security Agreement, as amended, modified, extended or restated from time to time.

      "Applicable Margin" shall be calculated in accordance with the table and text below:

      --------------------------------------------------------------------------

      If the ratio of Total Senior            Then the Applicable Margin is:
      Funded Debt to EBITDA is:
                                          Base Rate Tranches    LIBOR Tranches
      --------------------------------------------------------------------------

      Greater than 4.00                    0.00% per annum      1.50% per annum
      --------------------------------------------------------------------------

      Greater than 3.50 but less than
      or equal to 4.00                     .25% per annum       1.25% per annum
      --------------------------------------------------------------------------

      Greater than 3.00 but less than
      or equal to 3.50                     .50% per annum       1.00% per annum
      --------------------------------------------------------------------------

      Less than or equal to 3.00           .75% per annum       0.75% per annum
      --------------------------------------------------------------------------

The calculation of the Applicable Margin pursuant to the above table shall be made each time Borrowers are required to submit a Compliance Certificate hereunder, based upon the immediately preceding twelve (12) month period, as reflected in the Compliance Certificate delivered by Borrowers and the Consolidated balance sheet as of the last day of such period and Consolidated statement of cash flows of Borrowers for such period. In the event the Applicable Margin changes, such change shall become effective, for the then outstanding principal balance of the Revolving Credit and all Advances thereafter made, as of the first day of the month immediately following the month in which the Compliance Certificate of Borrowers is delivered to Lender, except that Applicable Margin, once set or reset, shall remain in effect for not less than ninety (90) days.

      "Arbitration Rules has the meaning given to such term in Section 8.7 hereof.

      "Base Rate" means the higher of (A) the Prime Rate or (B) the Federal Funds Rate plus 1/2%. The Base Rate shall change simultaneously with each change in the Prime Rate or the Federal Funds Rate.

      "Base Rate Tranche" means any portion of the Revolving Credit to which the Adjusted Base Rate applies.

      "Books and Records" means all books, records, tapes, information, data, stored material, computer media, passwords, access codes arising or related to a Borrower's business.

      "Borrower" and "Borrowers" have the meanings given to such terms in the introductory paragraph hereof.

      "Borrowing Base" at any time means (without duplication) the sum of (A) 85% of Borrowers' Eligible Accounts at such time, plus (B) 50% of Borrowers' Eligible Inventory at such time, plus (C) the lesser of (1) 85% of Borrowers' Eligible Notes or (2) $3,000,000.00, provided however that, Lender shall be permitted in its reasonable discretion to amend the foregoing definition of Borrowing Base.

      "Business Day" means a day other than a Saturday, Sunday, or other day on which banks are authorized or required to close under the laws of New Jersey or under Federal law.

      "Capital Asset" means any property or asset (real, personal or mixed, tangible or intangible) which is of a kind subject to an allowance for depreciation or amortization under GAAP.

      "Capital Expenditures" means any expenditures made or cost incurred by a Borrower, whether paid or due and owing, for the acquisition, purchase, alteration or improvement of any Capital Asset and shall include, without limitation, all capital expenditures within the meaning of Section 263 of the Code and the regulations promulgated thereunder.

      "Cash Collateral Account" has the meaning given to such term in Section
3.6 hereof.

      "Cash Equivalents" means at any date: (A) demand deposits, time deposits or certificates of deposit at Lender or at any commercial bank organized under the laws of the United States of America or any state thereof, having combined capital and surplus of not less than $500,000,000.00; (B) obligations backed by the full faith and credit of the United States of America or an agency thereof maturing not in excess of one year from the date of acquisition; and (C) commercial paper which is rated A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investor Services, Inc.

      "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, as amended from time to time.

      "Change in Control" means the occurrence of one or more of the following events: (A) any change (from the date hereof) in the Persons which, directly or indirectly, have the power to direct or cause the direction of the management or policies of Congoleum, whether through the ownership of voting securities, by contract or otherwise and (B) any change (from the date hereof) in the Persons which, directly or indirectly own (beneficially or of record) of, or directly or indirectly have the power to vote or to affect 35% or more of the outstanding shares of any class of capital stock of Congoleum.

      "Chattel Paper" has the meaning given to such term in the New Jersey Uniform Commercial Code as in effect on the date hereof.

      "Closing Date" means the date on which all of the conditions precedent set forth in Article IV are satisfied.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" means all property of Borrowers which serves as collateral for any of the Liabilities under Article III hereof, or otherwise.

      "Commitment Fee" has the meaning given to such term in Section 2.5 hereof.

      "Compliance Certificate" means a certificate of the chief executive officer or chief financial officer of Congoleum in substantially the form of
Exhibit 6.2 attached hereto and made a part hereof as to each of the following
(A) the absence of any Default or Event of Default on such date, or, if any Default or Event of Default then exists, the existence of each, with a full description thereof and a statement of the action taken or to be taken by Borrowers to cure or attempt to cure each such Default or Event of Default (provided that the acceptance by Lender of a Compliance Certificate stating that any Default or Event of Default has occurred shall not constitute a waiver of any such Default or Event of Default or remedy available as a result thereof),
(B) that the representations and warranties herein and in the other Loan Documents are true and correct in all material respects as of such date (excluding representations and warranties which speak as of a particular date, which shall be true and correct in all material respects as of such earlier date), and (C) the compliance with the financial covenants and limitations set forth in Sections 6.5, 6.6, 6.7 and 6.8.

      "Congoleum" has the meaning given to such term in the introductory paragraph hereof.

      "Consents" has the meaning given to such term in Section 4.1 hereof.

      "Consolidated" refers to the consolidation of the accounts of Borrowers and their Subsidiaries in accordance with GAAP, including principles of consolidation.

      "Consolidating" refers to the separate entity reporting and consolidation of the accounts of Borrowers and their Subsidiaries in accordance with GAAP.

      "Controlled Group" means all trades or businesses which are under common control (as defined in ss.4001(b)(1) of ERISA) with a Borrower.

      "Contingent Liabilities" means all liabilities that would, in accordance with GAAP, be classified as contingent liabilities of a Borrower.

      "Credit Limit" at any time means the lesser of (A) Thirty Million Dollars ($30,000,000.00) less any reduction in the unutilized principal of the Revolving Credit in accordance with Section 2.1(D), or (B) the Borrowing Base.

      "Credit Obligation" means any obligation either individually or in the aggregate in excess of $5,000,000.00 for the payment of borrowed money or the installment purchase price of property or on account of a lease of property which, in accordance with GAAP, is capitalized, and shall also mean any obligation under a guaranty or suretyship agreement covering obligations of such type.

      "Debt" means the sum of (A) the outstanding principal amount of the Revolving Credit, plus (B) the outstanding principal amount of any other long term indebtedness for borrowed money (including without limitation, any other Credit Obligation outstanding at any one time) in each case including, without limitation, current maturities of such Debt.

      "Default" means the occurrence or non-occurrence of an event which but for the giving of notice, the passage of time or both would constitute an Event of Default.

      "Default Rate" has the meaning given to such term in Section 2.6 hereof.

      "Defined Benefit Pension Plan" means an employee pension benefit plan defined in Section 3(2) of ERISA (other than a Multiemployer Plan) covered by Title IV of ERISA as provided in Section 4021 of ERISA.

      "Defined Contribution Plan" means an individual account plan as defined in ss.3(34) of ERISA.

      "Delinquent Purchaser" means a Purchaser more than 50% of whose aggregate Account indebtedness to a Borrower is due for more than 90 days past the invoice date for such Account.

      "Dispute" has the meaning given to such term in Section 8.7 hereof.

      "Document" has the meaning given to such term in the New Jersey Uniform Commercial Code as in effect on the date hereof.

      "EBITDA" means, on any date of determination, net income of Borrowers and their Subsidiaries prior to income taxes, minus extraordinary gains, plus interest expense, depreciation, amortization, all as determined for Borrowers and their Subsidiaries on a Consolidated basis.

      "Effective Date" means, for a LIBOR Tranche, the date a Borrower designates as the date on which a LIBOR Interest Period is to commence pursuant to Sections 2.1 or 2.4 hereof.

      "Eligible Account" means any Account of a Borrower created in an arm's length transaction in the ordinary course of such Borrower's business which meets all the following specifications at the time of determination of Eligible
Accounts: (A) the Account is lawfully owned by such Borrower free and clear of all liens, security interests or prior assignments except as set forth in subsection (B) hereof, and such Borrower has the right of assignment thereof and the power to grant a security interest therein; (B) the Account is subject to a first priority security interest in favor of Lender; (C) the Account is valid and enforceable, representing the undisputed indebtedness of a Purchaser to such Borrower; (D) the Account is not subject to any defense, setoff, counterclaim, credit, allowance or adjustment, including without limitation, reserves for quality and special pricing; (E) the Purchaser has accepted the goods, the sale of which to such Purchaser has given rise to the Account; and no part of such goods have been returned, rejected, lost or damaged; (F) if the Account arises from the sale of goods by such Borrower, such sale was an absolute sale and not on consignment or on approval or on a sale-or-return basis nor subject to any other guaranty, repurchase or return agreements, and such goods have been shipped to the Purchaser; (G) if the Account arises from the performance of services, such services have actually been performed; (H) no notice of the death, bankruptcy, receivership, reorganization, or insolvency of the Purchaser owing such Account has been received by Lender or such Borrower; (I) the Purchaser is not a Subsidiary or Affiliate of any Borrower; (J) the Account is less than 90 days past the invoice date; (K) the original invoice creating such Account was delivered on the date the underlying goods or services were provided or within 15 days after such date; (L) the credit-worthiness of the Purchaser is reasonably acceptable to Lender; (M) the Account is not an International Account, unless such Account is an Eligible International Account, in which case, the Account shall not be deemed an International Account; (N) the Purchaser for such Account has not submitted a medium of payment therefor which has been returned uncollected for any reason; (O) the Purchaser for such Account is not otherwise in default pursuant to the terms underlying the agreement creating such Account; (P) such Account is not a contra Account; (Q) such Account is not owed by a Delinquent Purchaser or any Subsidiary or Affiliate of a Delinquent Purchaser; and (R) such Account is otherwise reasonably acceptable to Lender. In addition, not more than 25% of the aggregate Eligible Accounts and Eligible Notes at any one time shall be owing from any one Purchaser or affiliated Purchasers

(excluding Eligible Accounts and Eligible Notes from L.D. Brinkman & Co. and Lasalle Bristol Corporation). With respect to Eligible Accounts and Eligible Notes from L.D. Brinkman & Co. and Lasalle Bristol Corporation, not more than 35% of the aggregate Eligible Accounts and Eligible Notes at any one time shall be owing from either such Purchaser or Affiliates of such Purchaser. Any Account, Instrument or portion of an Account or Instrument that does not comply with the limitations set forth in the preceding sentences shall not constitute an Eligible Account or Eligible Note, provided however that, to the extent a portion of such Account or Instrument does comply with the limitations set forth in the preceding sentence such portion shall be counted as an Eligible Account or Eligible Note, but only to the extent that it does so comply.

      "Eligible International Account" means an International Account of a Borrower either (A) secured by a letter of credit in the amount of the International Account issued by a bank acceptable to Lender, (B) insured under a foreign credit insurance policy acceptable to Lender with respect to such International Account in favor of such Borrower, (C) payable by a Purchaser that
(1) maintains an office in Canada to which such Account is invoiced, or (2) maintains net assets in Canada at least five times as great as the aggregate of all Accounts arising from transactions between such Borrower and such Person, up to an aggregate amount not to exceed $1,500,000.00, or (D) otherwise acceptable to Lender in its sole discretion, provided however that no International Account will be an Eligible International Account unless Lender has informed Borrowers in writing that such International Account will be accepted by Lender as an Eligible International Account hereunder.

      "Eligible Inventory" means any item of Inventory of a Borrower meeting all the following specifications: (A) (1) it is lawfully owned by such Borrower, (2) is in the possession of such Borrower at a location specified on Exhibit 3.4 attached hereto, (3) to the extent such location is not owned by such Borrower, Lender has received a Landlord's Waiver or warehouseman's waiver or consent with respect to such location, (4) except as set forth in subsection (B) below, is subject to no mortgage, pledge, security interest, lien, or other encumbrances of any kind, and (5) such Borrower has the power to grant a security interest therein; (B) it is subject to a first priority perfected security interest in favor of Lender (provided however that, with respect to the initial Advance only, Lender shall have a first priority security interest which will become a first priority perfected security interest upon the filing of UCC-1 financing statements delivered to Lender on or before the Closing Date); (C) it is insured as required by Section 3.13 hereof pursuant to policies in full compliance with the requirements of such Section; (D) it is in good condition and repair; (E) it constitutes readily saleable finished goods or raw materials, excluding the packaging portion of raw materials; (F) is not in transit inventory; (G) it is not slow-moving, consignment or damaged inventory; and (H) it is otherwise acceptable to Lender in its reasonable discretion.

      "Eligible Notes" means an Instrument payable to the order of a Borrower meeting all of the following specifications: (A) such instrument is lawfully owned by such Borrower free and clear of all liens, security interests or prior assignments except as set forth in subsection (B) hereof, and such Borrower has the right of assignment thereof and the power to grant a security interest therein; (B) the Instrument is subject to a first priority security interest in favor of Lender; (C) the Instrument is valid and enforceable, representing the undisputed indebtedness of a Purchaser to such Borrower; (D) the term of such Instrument is no greater than 180 days; (E) the credit-worthiness of the obligor is reasonably acceptable to Lender; (F) the obligor has not submitted a medium of payment therefor which has been returned uncollected for any reason; (G) the Account evidenced by such Instrument has not been included as an Eligible Account; (H) the Account would otherwise constitute an Eligible Account, but for the requirements contained in subsections (J) and (K) of the definition of "Eligible Account"; (I) such Purchaser is not in default under such Instrument; and (J) such Instrument is otherwise reasonably acceptable to Lender. In addition, not more than 25% of the aggregate Eligible Accounts and Eligible Notes at any one time shall be owing from any one Purchaser or affiliated Purchasers (excluding Eligible Accounts and Eligible Notes from L.D. Brinkman & Co. and Lasalle Bristol Corporation). With respect to Eligible Accounts and Eligible Notes from L.D. Brinkman & Co. and Lasalle Bristol Corporation, not more than 35% of the aggregate Eligible Accounts and Eligible Notes at any one time shall be owing from either such Purchaser or Affiliates of such Purchaser. Any Account, Instrument or portion of an Account or Instrument that does not comply with the limitations set forth in the preceding sentences shall not constitute an Eligible Account or Eligible Note, provided however that, to the extent a portion of such Account or Instrument does comply with the limitations set forth in the preceding sentence such portion shall be counted as an Eligible Account or Eligible Note, but only to the extent that it does so comply.

      "Employee Benefit Plan" has the meaning given to such term in ss.3(3) of ERISA.

      "Environmental Law" means any federal, state, or local statute, law, ordinance, regulation, rule, standard, permit or requirement, including, but not limited to, those statutes, ordinances, laws, regulations, rules, standards, permits and requirements promulgated under the laws of the United States of America, concerning or relating to the generation, treatment, storage, transportation, disposal and release into the environment, cleanup and remediation of any "hazardous substance" as that term is defined in Section 101(14) of CERCLA.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "Eurocurrency Reserve Requirement" means, for any LIBOR Tranche for any LIBOR Interest Period relating thereto, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such LIBOR Interest Period under Regulation D by a member bank of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D) but without benefit of or credit for proration, exemptions, or offsets that might otherwise be available to such member bank from time to time under Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by such member bank against (A) any category of liabilities which includes deposits by reference to which the LIBOR for LIBOR Tranches is to be determined or (B) any category of extension of credit or other assets that include LIBOR Tranches.

      "Event of Default" has the meaning given to such term in Section 7.1 hereof.

      "Exchange Notes" means Congoleum's 85/8% Senior Notes due August 1, 2008 which have been registered with the Securities and Exchange Commission.

      "Exchange Note Documents" means the Indenture, the Exchange Notes and any other document delivered in connection with the Exchange Notes and/or the Exchange Offer.

      "Exchange Offer" means Congoleum's offer to exchange an aggregate principal amount of up to $100,000,000.00 of its Exchange Notes, for a like principal amount of the Senior Notes.

      "Facility Fee" has the meaning given to such term in Section 2.5 hereof.

      "Federal Funds Rate" means for each day, the rate per annum (rounded upwards, if necessary to the nearest 1/100 of 1%) which is the weighted average of the rates on overnight federal funds transactions arranged on such day by the federal funds brokers, computed and released by the Federal Reserve Bank of New York (or any successor).

      "Fixed Charge Coverage Ratio" means the ratio of (A) EBITDA to (B) Fixed Charges, all as calculated for Borrowers and their Subsidiaries on a Consolidated basis for the immediately preceding four fiscal quarters.

      "Fixed Charges" means the sum of (without duplication) (A) interest expense (without deduction of interest income) plus (B) dividends and distributions paid by a Borrower (other than a distribution or dividend paid to another Borrower), provided such dividend or distribution was permitted to be paid in accordance with Section 6.22 hereof.

      "GAAP" means generally accepted accounting principles, applied in a consistent manner.

      "Indenture" means the Indenture dated as of August 3, 1998 between Congoleum and Lender, as trustee, setting forth certain terms and conditions of the Exchange Notes.

      "Instrument" has the meaning given to such term in the New Jersey Uniform Commercial Code as in effect on the date hereof.

      "Interest Rate" means Adjusted LIBOR, the Adjusted Base Rate or the Default Rate, as appropriate.

      "International Account" means an Account which arises out of a transaction between a Borrower and a Purchaser who meets at least one of the following criteria: (A) the Purchaser is a non-United States government, governmental agency or government-controlled business, (B) the Purchaser is not subject to the jurisdiction of the court system of the United States or any state of the United States, (C) the Purchaser does not maintain in the United States an office to which such Account is invoiced, or (D) the Purchaser does not maintain net assets in the United States at least five times as great as the aggregate of all Accounts arising from transactions between such Borrower and such Person.

      "Inventory" has the meaning given to such term in the New Jersey Uniform Commercial Code as in effect on the date hereof.

      "L/C Fee" has the meaning given to such term in Section 2.12 hereof.

      "Landlord's Waiver" has the meaning given to such term in Section 3.3 hereof.

      "Lender" has the meaning given to such term in the introductory paragraph hereof.

      "Letter of Credit" means any Letter of Credit issued by Lender pursuant to
Section 2.12 hereof.

      "Letter of Credit Cash Collateral Account" has the meaning given to such term in Section 2.11 hereof.

      "Letter of Credit Liability" means, at any date of determination, the sum of (A) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus
(B) the aggregate amount of all drawings under Letters of Credit which have not theretofore been reimbursed by Borrowers. For purposes hereof, Letters of Credit on which a draw has not been received shall be deemed outstanding for a period of 30 Business Days after the expiration date thereof.

      "Letter of Credit Sublimit" means Five Million Dollars ($5,000,000.00).

      "Liabilities" has the meaning given to such term in Section 3.1 hereof.

      "LIBOR" means, for each LIBOR Tranche, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) determined by Lender according to the following formula:

             R =   X/(1-Y)

         where     R =   LIBOR
                   X =   London Interbank Offered Rate for such LIBOR
                         Tranche for the applicable LIBOR Interest Period
                   Y =   Eurocurrency Reserve Requirement for such LIBOR
                         Tranche for the applicable LIBOR Interest Period

      "LIBOR Interest Period" for a LIBOR Tranche means a period of time, beginning on an Effective Date, of 30 days, 60 days, 90 days or 180 days, in length selected by a Borrower by telephone or in writing (and if by telephone, confirmed by such Borrower the same day by facsimile), during which the Interest Rate for such LIBOR Tranche is Adjusted LIBOR. If a LIBOR Interest Period would otherwise end on a day that is not a Business Day, such LIBOR Interest Period shall be extended to the next Business Day, unless such Business Day would fall in the next calendar month, in which event such LIBOR Interest Period shall end on the immediately preceding Business Day.

      "LIBOR Tranche" means any portion of the Revolving Credit to which Adjusted LIBOR applies having the same LIBOR Interest Period.

      "Loan Documents" means this Agreement, the Note, the UCC financing statements and all other documents executed and delivered by Borrowers in connection with the Revolving Credit.

      "London Business Day" means any Business Day on which commercial banks are open for international business (including dealing in Dollar deposits) in London, England, and Philadelphia, Pennsylvania.

      "London Interbank Offered Rate" applicable to any elected LIBOR Interest Period for a LIBOR Tranche means the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) quoted by the principal London branch of Lender two London Business Days prior to the first day of such LIBOR Interest Period for the offering from leading banks in the London interbank market of Dollar deposits in immediately available funds for a period, and in an amount, comparable to the LIBOR Interest Period and principal amount of the LIBOR Tranche which shall be made by Lender and/or be outstanding during such LIBOR Interest Period.

      "Multiemployer Plan" has the meaning given to such term in ss.3(37) of ERISA and regulations issued thereunder.

      "Note" has the meaning given to such term in Section 2.1 hereof.

      "Operating Account" has the meaning given to such term in Section 2.1 hereof.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Permitted Acquisition" means the acquisition of substantially all of the assets or capital stock or other equity interests of a business which is engaged in substantially the same line of business as a Borrower or a business complementary to the business of a Borrower as reasonably determined by Lender.

      "Permitted Encumbrances" means the liens, encumbrances and other title objections described in Section 6.4.

      "Person" means an individual, corporation, partnership, trust or any other entity.

      "Plan" means an Employee Benefit Plan maintained for employees of a Borrower or any member of its Controlled Group and covered by ERISA.

      "Prime Rate" means the rate of interest which Lender announces from time to time to be its "prime rate" (which rate is not necessarily the lowest rate of interest which Lender charges any of its customers, but rather an index rate used by Lender to price many of its loans).

      "Proceeds" has the meaning given to such term in the New Jersey Uniform Commercial Code as in effect on the date hereof.

      "Prohibited Transaction" has the meaning given to such term in ss.406 of ERISA or regulations issued thereunder.

      "Purchaser" means a buyer of goods from a Borrower or a customer for whom services have been rendered or materials furnished by a Borrower.

      "Reimbursement Date" has the meaning given to such  term in Section
2.12 hereof.

      "Reorganization" has the meaning given such term in ss.4241 of ERISA.

      "Reportable Event" has the meaning given to such term in ss.4043(c) of ERISA or regulations issued thereunder and, with respect to any such event, the requirement to file a notice of such event with the PBGC has not been waived by statute, regulation, rule or pronouncement issued by the PBGC.

      "Revolving Credit" has the meaning given to such term in the Background Section hereof.

      "Security" has the meaning given to such term in the New Jersey Uniform Commercial Code as in effect on the date hereof.

      "Senior Notes" means Congoleum's 85/8% Senior Notes due August 1, 2008 which have not been registered with the Securities and Exchange Commission.

      "Subordinated Debt" means all indebtedness for borrowed money of a Borrower now or hereafter owed which indebtedness is subordinated to the Liabilities on terms and conditions acceptable to Lender.

      "Subsidiary" of a Person (identified for purposes of this definition as "Z") means any Person, 50% or more of the voting capital stock (or other ownership interests) of which is owned, directly or indirectly, by Z.

      "Tangible Assets" means all assets of Borrowers and their Subsidiaries on a Consolidated basis that would, in accordance with GAAP, be classified as tangible assets of Borrowers and their Subsidiaries on a Consolidated basis less any amount due from Subsidiaries or Affiliates not otherwise eliminated by such consolidation.

      "Tangible Net Worth" means the amount by which Tangible Assets exceed Total Liabilities.

      "Termination Date" means the earlier of (A) the date on which Lender's obligations to make Advances terminates pursuant to any provision of this Agreement, or (B) December 18, 2003

      "Total Liabilities" means all liabilities of Borrowers and their Subsidiaries on a Consolidated basis that would, in accordance with GAAP, be classified as liabilities of Borrowers and their Subsidiaries on a Consolidated basis less any amount due from Subsidiaries or Affiliates not otherwise eliminated by such consolidation.

      "Total Senior Funded Debt" means Debt minus Subordinated Debt.

      "Withdrawal Liability" has the meaning given such term in ss.4201 of ERISA.

SECTION 1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed, and all financial data submitted pursuant to this Agreement shall be prepared, in accordance with GAAP; provided however that, each reference in Article VI, or in the definition of any term used in Article VI, to GAAP shall mean GAAP as in effect on the date hereof.

                                   ARTICLE II

                              THE REVOLVING CREDIT

SECTION 2.1 The Revolving Credit.

      (A) Subject to the terms and conditions hereinafter provided, Lender shall
(1) advance to Borrowers such sums as a Borrower may request (each such advance, an "Advance") and (2) issue Letters of Credit for the account of Borrowers in accordance with Section 2.12 hereof, from time to time during the period from the date hereof through but not including the Termination Date, in an aggregate principal amount not to exceed the Credit Limit. It is agreed by Borrowers that Advances shall be used for working capital purposes and to fund, in part, the costs of the acquisition of certain assets or stock in connection with the Permitted Acquisitions and for no other purposes. The total Advances outstanding plus the Letter of Credit Liability shall not at any time exceed the Credit Limit. If the aggregate amount of the Advances outstanding at any time plus the Letter of Credit Liability exceeds the Credit Limit, Borrowers shall repay immediately the amount of the excess. Borrowers may borrow, repay and reborrow under the Revolving Credit until the Termination Date subject to the terms and conditions of this Agreement.

      (B) Any requests for Advances which shall earn interest at the Adjusted Base Rate shall be submitted to Lender in writing or by facsimile copy by 2:00 p.m. of the Business Day of the requested Advance signed by an officer of Borrowers. Any requests for Advances which shall earn interest at Adjusted LIBOR shall be submitted to Lender in writing or by facsimile copy by 11:00 a.m. three London Business Days prior to the date of the requested Advance signed by an officer of Borrowers. Any request for an Advance to finance a Permitted Acquisition or a proposed acquisition (an "Acquisition Advance") shall be submitted to Lender in writing or by facsimile copy no later than ten Business Days prior to the date of the requested Acquisition Advance signed by an officer of Borrowers; provided however that, in the event such requested Acquisition Advance is for Ten Million Dollars ($10,000,000.00) or more, such request must be submitted in writing or by facsimile copy no later than twenty (20) Business Days prior to the date of the requested Acquisition Advance signed by an officer of Borrowers. Such request shall set forth the date and amount of the requested Advance (which, if a LIBOR Tranche, shall be in the minimum amount of $500,000.00), if a LIBOR Tranche is requested, the length of the proposed LIBOR Interest Period. Each request for an Advance shall constitute a representation that, at the time thereof and giving effect to the Advance requested thereby:
(1) no Event of Default or Default has occurred and is continuing hereunder; (2) the representations and warranties contained herein are expressly reaffirmed and are correct in all material respects as of the date of such request (excluding representations and warranties which speak as of a particular date, which shall be true and correct in all material respects as of such earlier date); and (3) the sum of the outstanding Advances plus the requested Advance plus the

Letter of Credit Liability will not exceed the Credit Limit. Each request for an Acquisition Advance shall also constitute a representation that: (a) such Permitted Acquisition or proposed acquisition will not cause an Event of Default or Default hereunder; and (b) after giving effect to such Acquisition Advance, the Credit Limit will exceed the sum of the outstanding Advances plus the requested Acquisition Advance plus the Letter of Credit Liability by at least $10,000,000.00. Each request for an Acquisition Advance shall be accompanied by a pro forma Compliance Certificate demonstrating that after giving effect to such Permitted Acquisition or proposed acquisition Borrowers shall be in compliance with the provisions hereof including without limitation Sections 6.6 through 6.9 hereof which shall be satisfactory in form and substance to Lender and shall provide such further information and backup as may be reasonably requested by Lender. Lender shall make any Advance to which Borrowers are entitled by depositing the amount thereof into an operating account which Borrowers shall maintain with Lender (the "Operating Account") prior to the Termination Date. Borrowers shall hold Lender harmless from any liability for any loss resulting from Lender's reliance on any writing or facsimile copy purportedly made by an officer of Borrowers, provided that Lender has acted in good faith in doing so. Lender's books and records shall be deemed conclusive evidence of whether or not a request was made and the terms thereof, absent bad faith or manifest error. If Borrowers submit a request for an Advance by facsimile copy, Borrowers shall deliver to Lender the original request (along with the Borrowing Base certificate, if any, required to be submitted therewith) to Lender no later than five (5) Business Days after submission of the facsimile copy.

      (C) Borrowers shall pay interest on the principal amount of the Revolving Credit outstanding from time to time at the rates and at the times set forth in
Section 2.4 hereof. On the Termination Date, Borrowers shall repay in full the aggregate principal amount of all Advances outstanding under the Revolving Credit, any drawings under Letters of Credit which have not been previously reimbursed by Borrowers, all accrued but unpaid interest thereon and any other amount owing in connection herewith. On the Termination Date, if there remain any unexpired Letters of Credit on such date, Borrowers shall deposit into the Letter of Credit Cash Collateral Account an amount equal to such Letter of Credit Liability, as determined by Lender.

      (D) Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice delivered by Borrowers to Lender, to terminate the Credit Limit in whole or reduce the Credit Limit in part, provided however that: (1) Borrowers shall simultaneously with such reduction pay to Lender (a) the amount by which the outstanding principal amount of the Advances plus the Letter of Credit Liability exceeds the Credit Limit as and if so reduced, with such repaid principal to be applied as determined by Lender against Base Rate Tranches and LIBOR Tranches, (b) all accrued and unpaid interest thereon, and (c) the accrued Commitment Fee relating thereto; (2) to the extent application of this subsection requires a payment of any LIBOR Tranches prior to the end of the applicable Interest Period(s), Borrower shall pay any prepayment compensation required under Section 2.10 hereof; and (3) while any Letters of Credit remain outstanding Borrower shall not be permitted to terminate the Credit Limit in whole or reduce the Credit Limit below the aggregate amount of Letter of Credit Liability then outstanding except as contemplated by Section 2.1(C). Any partial reduction of the Credit Limit shall be in the minimum amount of $1,000,000.00 or in multiples of $1,000,000.00 in excess thereof. Any termination or reduction of the Credit Limit hereunder shall be permanent.

      (E) The joint and several obligation of Borrowers to repay the Advances outstanding under the Revolving Credit shall be evidenced by a promissory note, dated the date of this Agreement, payable to the order of Lender, in the principal amount of Thirty Million Dollars ($30,000,000.00) or, if less, the principal amount of all Advances, and otherwise substantially in the form of
Exhibit 2.1(E) attached hereto (the "Note").

SECTION 2.2 Place and Manner of Payments. All payments by Borrowers on account of principal, interest or any other sums due under any of the Loan Documents, shall be made without setoff or counterclaim to Lender at Lender's office located at its address specified in Section 8.2 hereof at or before 2:00 p.m. New Jersey time on the date due, in lawful money of the United States of America and in immediately available funds. Borrowers covenant and agree to maintain with Lender the Operating Account at all times during which the Revolving Credit remains outstanding. Borrowers agree to keep in the Cash Collateral Account (if required to be maintained hereunder) and/or the Operating Account an amount sufficient to make any and all payments of principal and interest on the Revolving Credit and any other amounts which become owing hereunder, as such payments become due. Borrowers hereby authorize Lender to charge the Cash Collateral Account (if required to be maintained hereunder) and/or the Operating Account in order to satisfy Borrowers' payment obligations hereunder, commencing with any and all payments due from and after December 31, 1998. Lender shall charge the Cash Collateral Account (if required to be maintained hereunder) and the Operating Account in order to satisfy Borrowers' payment obligations hereunder. Lender's failure to so charge the Cash Collateral Account (if required to be maintained hereunder) and/or the Operating Account in order to satisfy Borrowers' payment obligations hereunder shall not relieve Borrowers of their joint and several obligations to maintain a sufficient balance in the Cash Collateral Account (if required to be maintained hereunder) and/or the Operating Account to satisfy a payment obligation on the date such payment becomes due, and Borrowers shall continue to be obligated to make such payment. If the Cash Collateral Account (if required to be maintained hereunder) and the Operating Account contain insufficient funds to make any payment when due and payable to Lender hereunder, and such payment is not made by Borrowers in some other manner on the date such payment becomes due, such failure shall constitute an Event of Default hereunder. All payments received by Lender from Borrowers shall be applied in the following order: (A) to the payment of fees and other costs and expenses then due and owing from Borrowers, (B) to the payment of accrued and unpaid interest then due, (C) to the payment of any principal then due and owing under the Revolving Credit, (D) to the payment of any amounts outstanding under the Revolving Credit, and (E) to the Letter of Credit Cash Collateral Account.

SECTION 2.3 Computation of Interest. Interest on the amounts outstanding under the Revolving Credit shall be computed on the basis of a year of 365 or 366 days in the case of Base Rate Tranches and 360 days in the case of LIBOR Tranches for the actual number of days elapsed.

SECTION 2.4 Interest. Borrowers shall pay interest on Advances outstanding under the Revolving Credit as follows:

      (A) Base Rate Tranches. Borrowers shall pay interest in arrears on the unpaid principal amount of each Base Rate Tranche at an annual rate equal to the Adjusted Base Rate, from the date on which such Base Rate Tranche is disbursed until such principal amount has been repaid in full, or converted to a LIBOR Tranche, (1) monthly on the last day of each month commencing with the last day of the first month following the Closing Date and (2) on the Termination Date.

      (B) LIBOR Tranches. Borrowers shall pay interest in arrears on the unpaid principal amount of each LIBOR Tranche at Adjusted LIBOR (1) on the last day of each LIBOR Interest Period, provided that, if such LIBOR Interest Period is 180 days, Borrowers shall also pay interest on the 90th day of such LIBOR Interest Period, and (2) on the Termination Date.

      (C) Conversions to LIBOR Tranches. By notifying Lender at least three London Business Days prior to an Effective Date and subject to the limitations set forth herein, Borrowers may convert into a LIBOR Tranche any Base Rate Tranche in an aggregate principal amount of Five Hundred Thousand Dollars ($500,000.00). At the end of the applicable LIBOR Interest Period, the LIBOR Tranche will convert back to a Base Rate Tranche unless Borrowers notify Lender at least three London Business Days before the end of the existing LIBOR Interest Period that Borrowers are electing to continue the LIBOR Tranche as a LIBOR Tranche and is selecting a new LIBOR Interest Period.

      (D) Restrictions With Respect to LIBOR Tranches. There shall be no more than 5 LIBOR Tranches at any one time.

SECTION 2.5 Fees. (A) Facility Fee. Borrowers shall pay to Lender an origination fee (the "Facility Fee") of $50,000.00 on the Closing Date. The Facility Fee shall be deemed fully earned and non-refundable upon execution of this Agreement by Borrowers.

      (B) Commitment Fee. Borrowers shall pay to Lender a commitment fee (the "Commitment Fee") on the daily unused amount of the Credit Limit (without reference to the Borrowing Base) for each day from and including the Closing Date to and including the Termination Date. The rate per annum shall be equal to
 .20% of such unused amount. The Commitment Fee shall be payable in arrears (1) on the last day of each quarter commencing on December 31, 1998, and the last day of each March, June, September and December thereafter, (2) on the date of any reduction of the Credit

Limit (to the extent accrued and unpaid on the amount of such reduction) and (3) on the Termination Date.

Late Charges; Default Rate.

      (A) In the event that Borrowers fail to make any payment required hereunder or under any of the other Loan Documents within ten (10) days of the date such payment is due, Borrowers shall pay to Lender an amount equal to four percent (4%) of such late payment as a late charge to defer Lender's costs of collecting such late payments. Borrowers authorize Lender to charge the Cash Collateral Account (if required to be maintained hereunder), the Operating Account and/or any other account maintained by Borrowers with Lender for any late charge not otherwise paid by Borrowers.

      (B) After the occurrence and during the continuance of any Event of Default, the Interest Rate then in effect on the Revolving Credit immediately shall be increased to the Base Rate plus four percent (4%) (such rate, the "Default Rate").

SECTION 2.7 Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Note or Loan Documents shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and, except as otherwise specifically provided herein, such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Note, as the case may be.

SECTION 2.8 Reimbursement to Lender for Increased Costs Due to Capital Adequacy Requirements. If any law or regulation or the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, applicable from time to time now or after the date hereof to banks in general, shall (A) impose, modify, deem applicable or result in the application of any capital maintenance, capital ratio or similar requirements against loan commitments or other facilities made by Lender and the result thereof shall be to impose upon Lender a fee or a requirement to increase any capital requirement applicable as a result of the making or maintenance of the Revolving Credit (which imposition of or increase in capital requirements may be determined by Lender's reasonable allocation of the aggregate of such capital impositions or increases), or (B) subject Lender to any tax, duty or other charge with respect to the Revolving Credit, the Note, or its obligation to advance the Revolving Credit, or change the basis of taxation of payments to Lender of the principal of or interest on the Revolving Credit or any other amounts due under this Agreement in respect of the Revolving Credit or its obligation to advance the Revolving Credit (except for changes in the rate of tax on the overall net income of Lender imposed by any jurisdiction in which Lender is obligated to pay taxes) to Borrowers, then, upon demand by Lender, Borrowers shall immediately pay to Lender from time to time as specified by Lender, such additional amounts or fees which shall be sufficient to compensate Lender for such impositions of or increases in capital requirements or taxes from the date of such change, together with interest on each such amount from the date of the delivery of the certificate of Lender referred to in the following sentence until payment in full thereof at the Default Rate with respect to amounts or fees not paid when due. Upon the occurrence of any event referred to above, a certificate setting forth in reasonable detail the amounts necessary to compensate Lender as a result of an imposition of or increase in capital requirements or taxes submitted by Lender to Borrowers shall be conclusive, absent manifest error or bad faith, as to the amount thereof. For purposes of the application of this Section 2.8, and in calculating the amount necessary to compensate Lender for any imposition of or increase in capital requirements or taxes hereunder, Lender shall determine the applicability of this provision and calculate the amount payable to it hereunder in a manner consistent with the manner in which it shall apply and calculate similar compensation payable to it by other borrowers having provisions in their credit agreements comparable to this Section 2.8.

SECTION 2.9 Illegality. Notwithstanding any other provision in this Agreement, if the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or its lending office) with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for Lender (or its lending office) to maintain the Revolving Credit, then upon notice to Borrowers by Lender, the Revolving Credit shall terminate.

SECTION 2.10 Prepayment.

      (A) Borrowers may prepay the Base Rate Tranche in whole or in part at any time and from time to time without premium or penalty upon same Business Day notice to Lender prior to 10:00 a.m.

      (B) Borrowers agree not to prepay any LIBOR Tranche prior to the expiration of its LIBOR Interest Period unless otherwise expressly required hereunder or after acceleration by Lender pursuant to Section 7.2. In the event that Borrowers prepay any LIBOR Tranche prior to the expiration of its LIBOR Interest Period, whether in violation of the previous sentence, or with the consent of Lender, or in compliance with the express requirement of this Agreement, or otherwise, Borrowers shall pay to Lender, upon the request of Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of Lender) to compensate it for any loss, cost or expense which Lender determines is attributable to:

            (1) any payment, prepayment, conversion or renewal of a LIBOR Tranche made by Lender on a date other than the last day of the applicable LIBOR Interest Period for such LIBOR Tranche (whether by reason of acceleration or otherwise); or

            (2) any failure by Borrowers to borrow, convert into or renew a LIBOR Tranche to be made, converted into or renewed by Lender on the date specified therefor pursuant to a Borrower's prior election.

      Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (a) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, converted or renewed or not borrowed, converted or renewed for the period from and including the date of the event described in clauses (1) or (2) above to, but excluding, the last day of the then current LIBOR Interest Period for such LIBOR Tranche which would have commenced on the date specified therefor in the relevant notice, at the applicable rate of interest for such LIBOR Tranche provided for herein; over (b) the amount of interest (as reasonably determined by Lender) Lender would have bid to New York dealers of London interbank dollar deposits for amounts comparable to such principal amount prepaid and maturities comparable to the remainder of such LIBOR Interest Period. A determination of Lender as to the amounts payable pursuant to this Section shall be conclusive absent manifest error or bad faith.

SECTION 2.11 Letter of Credit Cash Collateral Account. Cash collateral delivered to Lender pursuant to Sections 2.1 or 2.12 hereof shall be maintained in a deposit account of Borrowers to be established with Lender at the time such cash collateral is first created, over which Lender shall have sole control (the "Letter of Credit Cash Collateral Account"); provided that, so long as no Default or Event of Default has occurred and is continuing hereunder, Borrowers shall have the right to request, and Lender shall withdraw from the Letter of Credit Cash Collateral Account, the amount by which the balance in such account exceeds the Letter of Credit Liability which amount shall be deposited by Lender into the Operating Account. Borrowers hereby grant, bargain, convey and set over to Lender a security interest in and lien upon the Letter of Credit Cash Collateral Account and all cash and any other assets at any time hereafter contained therein as security for the payment and performance of all of Borrowers' obligations now or hereafter incurred hereunder, under the Note or otherwise in connection herewith. Borrowers shall take such action and execute and deliver such documents, including financing statements, as Lender may determine necessary or desirable to further the security interest hereby created. After the occurrence of an Event of Default and acceleration of the Revolving Credit as set forth in Section 7.2 hereof, or if Borrowers shall have failed to pay all amounts which have come due on or prior to such applicable due date, Lender shall apply all funds held in the Letter of Credit Cash Collateral Account in the manner provided in Section 2.2. On the Termination Date, all monies in the Letter of Credit Cash Collateral Account in excess of the amount required to repay Advances, the Letter of Credit Liability, and any other amount then owing hereunder shall be returned to Borrowers.

SECTION 2.12 Letters of Credit.

      (A) Letters of Credit. In addition to a Borrower requesting that Lender make Advances pursuant to Section 2.1, a Borrower may request, in accordance with the provisions of this Section, that, on and after the date on which all of the conditions set forth in Section 4.1 are satisfied through but not including the Termination Date, subject to the terms and conditions hereof, Lender issue Letters of Credit for the account of such Borrower in an aggregate amount up to the Letter of Credit Sublimit; provided, that (1) in no event shall any Letter of Credit have an expiration date later than the Termination Date, and (2) no Borrower shall request any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Liability would exceed the Letter of Credit Sublimit. The issuance of any Letter of Credit in accordance with the provisions of this Section shall require the satisfaction of each condition set forth in Sections 4.2 and 4.3.

      (B) Evergreen Letters of Credit. Notwithstanding the provisions of Section 2.12(A), above, Lender hereby agrees to issue upon a Borrower's request, one or more Letter(s) of Credit which by its terms may be extended for additional periods of up to one (1) year each provided that (1) the expiration date of each such Letter of Credit (whether the initial expiration date or extended expiration date) would not be later than the Termination Date, and (2) renewal of such Letters of Credit, at Lender's discretion, shall be available upon written request from a Borrower to Lender at least sixty (60) days before the date upon which notice of renewal is otherwise required.

      (C) Notice of Issuance or Amendment. Whenever a Borrower desires the issuance of a Letter of Credit or the amendment of a Letter of Credit, it shall deliver to Lender a written notice no later than 11:00 A.M. at least two (2) Business Days, or in each case such shorter period as may be agreed to by Lender in any particular instance, in advance of the proposed date of issuance. That notice shall specify (1) the proposed date of issuance (which shall be a Business Day), (2) the face amount of the Letter of Credit, (3) the expiration date of the Letter of Credit, (4) the purpose of the Letter of Credit and (5) the name and address of the beneficiary. On the proposed date of issuance of any Letter of Credit, Lender shall determine to the best of its knowledge whether the proposed Letter of Credit, when added to the then outstanding Letter of Credit Liability, would be within the Letter of Credit Sublimit and, when added to the then outstanding Letter of Credit Liability and Advances, would be within the Credit Limit. Unless both such criteria are satisfied, Lender shall not issue or cause to be issued the requested Letter of Credit. Borrowers shall hold Lender harmless for any miscalculations or other errors in making such determinations. In the event that, upon issuance of such proposed Letter of Credit, (a) the Letter of Credit Sublimit is exceeded, Borrowers shall immediately establish with Lender, if not already so established, and deposit into the Letter of Credit Cash Collateral Account the amount of such excess; and
(b) the Credit Limit is exceeded, Borrowers shall immediately repay to Lender the amount of such excess first for application against the Advances, together with accrued interest thereon and then for deposit into the Letter of Credit Cash Collateral Account. Prior to the date of issuance, Borrowers shall deliver to Lender an executed application for such Letter of Credit in the form customarily required by Lender for the issuance of letters of credit (the current version of such form is attached hereto as Exhibit 2.12), and specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require Lender to make payment under the Letter of Credit; provided, that Lender may require reasonable changes in any such documents and certificates; and provided, further, that no Letter of Credit shall require payment against a conforming draft to be made hereunder on the same Business Day that such draft is presented if such presentation is made after 11:00 A.M. on such Business Day. In determining whether to pay under any Letter of Credit, Lender shall be responsible only to determine that the documents and certificates required to be delivered under the Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

      (D) Payment of Amounts Drawn Under Letters of Credit. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, Lender shall notify Borrowers and Borrowers shall reimburse Lender on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing; provided that (1) if sufficient funds are then in the Letter of Credit Cash Collateral Account to reimburse Lender in full for the amount of such drawing, Lender shall reimburse itself by debiting such amount necessary to reimburse Lender from the Letter of Credit Cash Collateral Account, (2) if the funds then in the Letter of Credit Cash Collateral Account are insufficient to reimburse Lender in full for the amount of such drawing, Lender shall debit the Letter of Credit Cash Collateral Account in the amount thereof and the unreimbursed balance of such drawing shall be reimbursed in accordance with clause (3) below, and (3) if there are no funds (or insufficient funds) then in the Letter of Credit Cash Collateral Account then unless Borrowers shall have notified Lender prior to 11:00 A.M. on the date of such drawing that Borrowers intend to reimburse Lender for the amount of such drawing with funds other than the proceeds of the Advances, Borrowers shall be deemed to have given notice to Lender requesting it to make an Advance in accordance with Section 2.1 on the day on which such drawing is honored (the "Reimbursement Date") in an aggregate amount equal to the amount of such drawing less the amount, if any, remitted to Lender pursuant to clause (2) above.

      (E) Compensation. Borrowers agree to pay the following amounts to Lender:

            (1) a fee equal to 0.75% per annum of the face amount of such Letter of Credit (the "L/C Fee");

            (2) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by Lender in respect of each such drawing from the date of the drawing to the date such amount is reimbursed by Borrowers (including any such reimbursement out of the proceeds of Advances or out of the Letter of Credit Cash Collateral Account) at a rate equal to the Adjusted Base Rate for the period from the date of such drawing to and including the first Business Day after the date of such drawing and thereafter at a rate which is at all times equal to the Default Rate; and

            (3) with respect to the issuance, amendment, transfer, administration, cancellation or conversion of each Letter of Credit and each drawing made thereunder, processing charges in accordance with Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer, administration, cancellation or drawing, as the case may be, or as otherwise agreed to by Lender.

      (F) Obligations Absolute. The joint and several obligation of Borrowers to reimburse Lender for drawings made under the Letters of Credit issued by it shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

            (1) any lack of validity or enforceability of any Letter of Credit;

            (2) the existence of any claim, set-off, defense or other right which a Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), Lender, any Affiliate of Lender, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between such Borrower and the beneficiary for which the Letter of Credit was procured);

            (3) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (4) payment by Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; provided, that such payment does not constitute willful misconduct or gross negligence on the part of Lender;

            (5) any breach of this Agreement or any document delivered in connection herewith by any party hereto or thereto; and

            (6) the fact that an Event of Default or an event which, but for the giving of notice, the passage of time or both, would constitute an Event of Default shall have occurred and be continuing.

      (G) Indemnification; Nature of Lender's Duties. In addition to amounts payable as elsewhere provided in this Section 2.12, each Borrower hereby agrees to protect, indemnify and save Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which Lender may incur or be subject to as a consequence, direct or indirect, to the extent not caused by the gross negligence, bad faith or willful misconduct of Lender, its directors, officers, employees, agents or attorneys, of (1) the issuance of any Letter of Credit, or (2) the failure of Lender to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority. Without limiting the foregoing, Lender shall not have any obligation to ascertain whether the stated purpose of any requested Letter of Credit is permitted by this Agreement and shall not be liable for any Borrower's use of a Letter of Credit issued pursuant to the terms hereof in violation of Borrowers' covenants contained herein.

      As among each Borrower on one hand and Lender on the other hand, each Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Lender by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Lender shall not be responsible for: (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, unless (i) such failure is material and substantive, and (ii) Lender's payment on such Letter of Credit constitutes gross negligence or willful misconduct; (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) errors in interpretation of technical terms; (f) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (g) the misapplication by the beneficiary of any such Letter of Credit; or (h) any consequences arising from causes beyond the control of Lender. None of the above shall affect, impair, or prevent the vesting of any of Lender's rights or powers hereunder.

      In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by Lender under or in connection with the Letters of Credit issued by it or the related certificates, if (i) taken or omitted in good faith and (ii) substantially in accordance with the terms thereof, shall not put Lender under any resulting liability to Borrowers.

SECTION 2.13 Special Provisions for LIBOR Tranches.

      (A) Unavailability of Funds and Indeterminate Interest Rates. If on or before the date Lender is to make any LIBOR Tranche or on or before any Effective Date (1) Lender determines in good faith that it is unable to obtain funds at LIBOR for the elected LIBOR Interest Period for any reason, including, but not limited to the unavailability of funds at such rate, any change in existing law, any new law, the length of such LIBOR Interest Period, or otherwise or (2) Lender determines in good faith that no adequate means exists to determine LIBOR for such LIBOR Interest Period, then, at Lender's option, Borrowers shall be deemed to have requested an Advance at the Adjusted Base Rate or shall be required to elect a LIBOR Interest Period of a length for which Lender may obtain funds at the rate the adjustment of which determines LIBOR.

            (B) Changes Affecting Ability to Maintain Funds. If, during any LIBOR Interest Period, any change in existing law, any new law, or any other factor beyond the control of Lender prevents Lender in its good faith determination from maintaining funds at the rate the adjustment of which determines LIBOR for such LIBOR Interest Period and requires Lender to cease so maintaining funds actually so maintained prior to termination of such LIBOR Interest Period, then on the date of such required cessation, Borrowers shall be required to specify a different Interest Rate for such LIBOR Interest Period or, in the alternative, to elect an Interest Period of a length for which Lender may maintain funds at the rate the adjustment of which determines LIBOR. In addition, within five days after Lender notifies Borrowers of such required conversion, Borrowers shall reimburse Lender for any loss or expense Lender has certified in writing to Borrowers that Lender has incurred as a result of any such required cessation.

SECTION 2.14 Ineligible LIBOR Interest Periods. If, on any date Lender is to make a LIBOR Tranche or on any Effective Date, the period of time from such date or such Effective Date to the Termination Date or final repayment date is less than a LIBOR Interest Period which Borrowers could otherwise elect, Borrowers will elect a LIBOR Tranche whose LIBOR Interest Period will end on or before the Termination Date or the final repayment date, as necessary. If an appropriate LIBOR Interest Period is not available, then the Advance shall be made at the Adjusted Base Rate.

SECTION 2.15 Availability of Rate Quotations. Notwithstanding anything herein to the contrary, if Lender reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition used to calculate LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest on a LIBOR Tranche as provided in this Agreement, then Lender shall forthwith give notice thereof to Borrowers. From and after the date on which such notice is given, (A) the obligation of Lender to make LIBOR Tranches shall be suspended; and (B) Borrowers shall repay in full the then outstanding principal amount of each LIBOR Tranche, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Tranche by remitting sufficient funds to Lender or by conversion to a Base Rate Tranche.

                                   ARTICLE III

                                   COLLATERAL

SECTION 3.1 Security Interests. As security for the performance of this Agreement, and/or any of the other Loan Documents, the payment of principal and interest under the Revolving Credit and the payment of all other liabilities of each Borrower to Lender, whether absolute or contingent, matured or unmatured, direct or indirect, sole, joint, several, or joint and several, similar or dissimilar, related or unrelated to the Loan Documents, due or to become due or heretofore or hereafter contracted or acquired, including without limitation, obligations of any Borrower as surety under any guaranty or suretyship agreement given or to be given by such Borrower to Lender for the debt of others (the "Liabilities"), each Borrower hereby grants, pledges, and assigns to Lender a security interest in the following assets of such Borrower now owned or hereafter acquired including, without limitation, all of the following, (A) Accounts (including but not limited to Eligible Accounts), (B) Inventory (including, but not limited to, Eligible Inventory) of such Borrower and any intellectual property rights of such Borrower (including, but not limited to, patents, trademarks and tradenames or licenses thereto) to the extent necessary for the Lender to dispose of such Inventory, (C) Documents, (D) Instruments (including, but not limited to, Eligible Notes), (E) any lockbox established in accordance with Section 3.6 hereof, (F) the Operating Account, the Cash Collateral Account, the Letter of Credit Cash Collateral Account and any other account maintained by such Borrower with Lender and all cash held therein, (G) its Books and Records, and (H) all Proceeds and products of the foregoing, including, insurance thereon, now owned or hereafter acquired by such Borrower.

SECTION 3.2 Financing Statements. Each Borrower will join with Lender in executing such financing statements and continuation statements (in form reasonably satisfactory to Lender) under the Uniform Commercial Code as Lender may specify, and will pay the cost of filing the same in such public offices as Lender shall designate. Each Borrower agrees to take whatever action Lender reasonably requests to perfect and to continue perfection of Lender's security interest in the Collateral.

SECTION 3.3 Landlord's Waiver. Each Borrower shall cause the owners of the locations identified on Exhibit 3.4 to execute and deliver to Lender an instrument (in form satisfactory to Lender) by which each such owner waives its right to distrain on any of the Collateral, and by which such owner grants to Lender the right (but not the obligation) to cure any default by such Borrower under the applicable lease (the "Landlord's Waiver").

SECTION 3.4 Places of Business; Location of Collateral.

      (A) Each Borrower represents that the properties listed on part A of
Exhibit 3.4 attached hereto serves as such Borrower's chief place of business, chief executive office, and the place where it keeps its Books and Records, and that all of the Inventory serving as Collateral hereunder are kept at the locations listed on part B of Exhibit 3.4 attached hereto.

      (B) Each Borrower will notify Lender prior to (1) any change in the location of the chief place of business or chief executive office of such Borrower, (2) any change in the place where such Borrower keeps its Inventory or its Books and Records, (3) the establishment of any new or the discontinuance of any existing place of business, and

(4) the establishment of any new or the discontinuance of any location where Inventory or Books and Records are kept.

SECTION 3.5 Lender's Rights With Respect to Accounts. With respect to any Account that is Collateral hereunder, Lender shall have the right at any time and from time to time without notice to Borrowers to: (A) endorse in the name of a Borrower all proceeds of the Accounts payable to such Borrower that come to Lender which, if the Cash Collateral Account has been established, will then be deposited into the Cash Collateral Account or, if the Cash Collateral Account has not been established, will then be deposited into the Operating Account; (B) upon the occurrence and during the continuance of a Default or an Event of Default, notify Purchasers under a Borrower's Accounts that such Accounts have been assigned to Lender, (C) upon the occurrence and during the continuance of a Default or an Event of Default, forward invoices to Purchasers directing them to make payments to Lender, collect all Accounts of a Borrower in Lender's or such Borrower's name, and take control of any cash or non-cash proceeds of a Borrower's Accounts which will then be deposited into the Cash Collateral Account; (D) upon the occurrence and during the continuance of a Default or an Event of Default, compromise, extend, or renew any Account of a Borrower or deal with such Borrower's Accounts as Lender may deem advisable; (E) make exchanges, substitutions, or surrenders of Collateral; and (F) upon the occurrence and during the continuance of a Default or an Event of Default, take control of any cash or non-cash proceeds of any Collateral which cash proceeds will be deposited into the Cash Collateral Account.

SECTION 3.6 The Lockbox; The Cash Collateral Account.

      (A) Notwithstanding anything to the contrary contained herein, Lender may require Borrowers to execute and deliver to Lender an irrevocable "Lockbox Agreement" in Lender's standard form under which Borrowers will agree to indicate on all invoices and other correspondence with customers and Purchasers to make all payments to Borrowers in care of a post office box which will be under the exclusive control of Lender and further under which each Borrower will appoint Lender, as such Borrower's true and lawful attorney-in-fact to receive all incoming mail, open all such mail, remove all collections and remittances therefrom in payment of or on account of any Borrower's Accounts and use Lender's reasonable efforts to forward all other mail so received to such Borrower's place of business. Borrowers agree to pay to Lender promptly when billed Lender's standard fees for opening a lockbox account with Lender. Each Borrower hereby grants, bargains, conveys and sets over to Lender a security interest in and lien upon such lockbox and all cash and any other assets at any time hereafter contained therein. All cash and other assets in such accounts shall be deposited in the Cash Collateral Account.

      (B) Notwithstanding anything to the contrary contained herein, Borrowers hereby agree upon the request of Lender to establish a restricted access account which will be under the exclusive control of Lender (the "Cash Collateral Account") into which each Borrower shall deposit all payments of any of its Accounts; provided that, so long as no Default or Event of Default has occurred and is continuing hereunder and there are no Advances outstanding hereunder, Borrowers shall have the right to request, and Lender shall withdraw from the Cash Collateral Account, any balance in such account which balance shall be deposited into the Operating Account. Borrowers hereby grant, bargain, convey and set over to Lender a security interest in and lien upon such Cash Collateral Account and any other account established by a Borrower with Lender or any affiliate thereof, and all cash and any other assets at any time hereafter contained therein. For purposes of determining whether a requested Advance may be made in accordance with Section 2.1 hereof only, the total outstanding principal under the Revolving Credit shall be reduced each Business Day by an amount equal to any and all amounts deposited into the Cash Collateral Account, provided however that, if any checks deposited into the Cash Collateral Account are returned unpaid or otherwise dishonored and as a result of such dishonor the total outstanding principal including the amount of any such dishonored check exceeds the Credit Limit, Borrowers shall repay immediately the amount of the excess. Amounts deposited into the Cash Collateral Account shall be applied to amounts outstanding hereunder each Business Day. Borrowers shall pay Lender interest at the Base Rate on the average daily uncollected funds deposited into the Cash Collateral Account. Such interest on the average daily uncollected funds shall be due at the end of each month.

SECTION 3.7 Accounts.

      (A) With respect to any Borrower's Account, such Borrower represents that:
(1) such Account is not evidenced by a judgment, an Instrument or Chattel Paper or secured by a letter of credit (except (a) such judgment as has been assigned to Lender, (b) such Instrument or Chattel Paper as has been endorsed and delivered to Lender and (c) such letter of credit as has been assigned and delivered to Lender) and represents a bona fide completed transaction; (2) the amount shown on such Borrower's Books and Records and on any list, invoice or statement furnished to Lender is owing to such Borrower; (3) the title of such Borrower to the Account and, except as against the Purchaser, to any goods represented thereby is absolute; (4) the Account has not been transferred to any other person, and, at the time such Account is created, no person except such Borrower has any claim thereto or, with the sole exception of the Purchaser therefor, to the goods represented thereby; (5) no partial payment against any Account has been made by anyone; and (6) no set-off or counter-claim to such Account exists, and no agreement has been made with any person under which any deduction or discount may be claimed.

      (B) Each Borrower will promptly, and in any event within two (2) Business Days of the creation thereof, notify Lender if any Account arises out of contracts with the United States or any department, agency or instrumentality thereof, furnish Lender with copies of each such contract and execute any instruments and take any steps reasonably required by Lender in order that all moneys due and to become due under any such contract shall be assigned to Lender and notice given under the Federal Assignment of Claims Act.

      (C) Each Borrower will (1) furnish Lender upon Lender's request with all information received by such Borrower affecting the financial standing of any Purchaser; (2) if requested by Lender, mark such Borrower's records concerning each of its Accounts in a manner satisfactory to Lender so as to show that each Account has been assigned to Lender; (3) if requested by Lender, furnish Lender with satisfactory evidence of the shipment and receipt of any goods and the performance of any services represented by any Accounts; and (4) furnish Lender with such other information as Lender may from time to time reasonably request.

SECTION 3.8 Letters of Credit. Each Borrower represents and warrants to Lender that it has delivered to Lender and covenants that it will deliver to Lender promptly on receipt all originals of letters of credit securing its Accounts now in its possession or hereafter acquired, each properly assigned and/or endorsed over to Lender, which letters of credit shall be held by Lender as security hereunder. Each Borrower shall remain solely responsible for the observance and performance of all of its covenants and obligations under all such letters of credit, and Lender shall not be required to observe or perform any such covenants or obligations.

SECTION 3.9 Inventory. Each Borrower represents and agrees that (A) such Borrower is the absolute owner of its Inventory, subject only to the security interests created hereby and Permitted Encumbrances; and (B) such Borrower will sell its Inventory only in the ordinary course of business; and (C) if any Inventory is or becomes represented by a Document, Lender may require that such Document be in such form as to permit Lender or anyone to whom Lender may negotiate the same to obtain delivery to it of the Inventory represented thereby.

SECTION 3.10 Condition of Inventory. Each Borrower will promptly, and in any event within two (2) Business Days after a Borrower becomes aware of the occurrence thereof, notify Lender of any event of deterioration, loss or depreciation of value of any substantial portion of its Inventory and the amount of such deterioration, loss or depreciation.

SECTION 3.11 Expenses of Lender. Borrowers will reimburse Lender on demand for all expenses (including the reasonable fees and expenses of legal counsel for Lender) in connection with the enforcement of Lender's rights to take possession of the Collateral and the proceeds thereof and to hold, collect, render in material compliance with applicable Environmental Laws and regulations, prepare for sale, sell and dispose of the Collateral.

SECTION 3.12 Notices. If notice of sale, disposition or other intended action by Lender with respect to the Collateral is required by the Uniform Commercial Code or other applicable law, any notice thereof sent to Borrowers at the address specified in Section 8.2 hereof or such other address of Borrowers as may from time to time be shown on the records of Lender at least ten days prior to such action, shall constitute reasonable notice to Borrowers.

SECTION 3.13 Insurance; Discharge of Taxes, etc. Lender shall have the right at any time and from time to time, with or without notice to Borrowers, to (A) obtain insurance covering any of the Collateral if a Borrower fails to do so,
(B) discharge taxes, liens, security interests or other encumbrances at any time levied or placed on any of the Collateral and (C) pay for the maintenance and preservation of any of the Collateral. Borrowers will reimburse Lender, on demand, with interest at the Default Rate for any payment Lender makes, or any expense Lender incurs under this authorization. Each Borrower assigns to Lender, as its interest may appear, all right to receive the proceeds of insurance covering the Collateral, directs any insurer to pay all such proceeds directly to Lender and authorizes Lender to endorse in the name of such Borrower any draft for such proceeds.

SECTION 3.14 Waiver and Release by Borrowers. Each Borrower (A) waives protest of all commercial paper at any time held by Lender on which such Borrower is in any way liable, notice of nonpayment at maturity of any and all Accounts of such Borrower and, except where required hereby or by law, notice of action taken by Lender, and (B) releases Lender from all claims for loss or damage caused by any failure to collect any Account or by any act or omission on the part of Lender or its officers, agents and employees, except gross negligence and willful misconduct.

SECTION 3.15 Access to Inventory. Each Borrower shall permit Lender's representatives to have access to its Inventory from time to time, as requested by Lender, for purposes of audit, examination, inspection, and appraisal thereof and verification of such Borrower's records pertaining thereto. Except after the occurrence and during the continuance of a Default or an Event of Default, Lender shall give a Borrower at least 72 hours telephone notice before exercising the rights granted in the preceding sentence and such audit, examination, inspection, appraisal or verification shall be conducted, to the extent taking place on such Borrower's premises, during normal business hours. Upon demand by Lender, each Borrower shall assemble its Inventory which constitutes Collateral hereunder and make it available to Lender at such Borrower's place of business. At the request of Lender, after the occurrence and during the continuance of an Event of Default, each Borrower shall provide warehousing space in its own premises to Lender for the purpose of taking Inventory into the custody of Lender without removal thereof from such premises and will erect such structures and post such signs as Lender may require in order to place such Inventory under the exclusive control of Lender.

SECTION 3.16 Records and Reports. Each Borrower shall keep accurate and complete records of its Accounts (and the collection thereof), Chattel Paper, Instruments, Documents and Inventory and furnish Lender such information about its Accounts, Chattel Paper, Instruments, Documents, and Inventory as Lender may reasonably request. Lender shall have the right to conduct periodic examinations and verifications of each Borrower's Books and Records, which examination may include, without limitation, verifications of Accounts by contacting Purchasers. Each Borrower agrees to make its Books and Records available to Lender at such Borrower's principal place of business for purposes of such examination. Provided there does not exist a Default or an Event of Default, Lender agrees to give a Borrower at least 72 hours notice of such examination (which notice need not be in writing) and to conduct such examination during normal business hours. Borrowers shall reimburse Lender for the reasonable costs and expenses (whether internal or external) of any such examination. Borrowers shall reimburse Lender for the costs and expenses (whether internal or external) of any such examination which, prior to the occurrence and during the continuance of an Event of Default hereunder, shall not exceed $500.00 per auditor per day and $3,000.00 in the aggregate per annum.

SECTION 3.17 Further Assurances. From time to time each Borrower will execute and deliver to Lender such additional instruments as Lender may reasonably request to effectuate the purposes of this Agreement and to assure to Lender, as secured party, a security interest in the Collateral. Each Borrower hereby irrevocably appoints Lender as such Borrower's attorney-in-fact (A) to take any action Lender deems necessary to perfect or maintain perfection of any security interest granted to Lender herein or in connection herewith, including the execution of any document on such Borrower's behalf, and (B) to take any other action to effectuate the rights granted in this Article III, which power of attorney is coupled with an interest and irrevocable until all of the Liabilities are paid in full. Until all of the Liabilities are paid in full, Lender may, at any time and from time to time, send to any Purchaser a verification form, make such calls or otherwise contact Purchasers of a Borrower as are necessary or desirable, in Lender's sole discretion, to verify Accounts and the balance due.

SECTION 3.18 Application of Proceeds of Collateral. All proceeds of Collateral shall be applied (A) to the costs of preservation and, after the occurrence of an Event of Default, liquidation of such Collateral and Lender's exercise of its rights under Articles III and VII hereof, then (B) to any unpaid fees due hereunder, then (C) to any unpaid interest due hereunder or under the Note, then
(D) to the principal payable hereunder or under the Note, then (E) to all other Liabilities.

SECTION 3.19 Continuing Collateral. Lender shall be under no obligation to proceed first against any part of the Collateral before proceeding against any other part of the Collateral. It is expressly agreed that all of the Collateral stands as equal security for all Liabilities and Lender shall have the right to proceed against or sell any and/or all of the Collateral in any order, or simultaneously, as it, in its sole discretion, shall determine.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

SECTION 4.1 Conditions Precedent to Lender's Obligations. The obligations of Lender hereunder are subject to the conditions precedent that, on or before the day the initial Advance under the Revolving Credit is to be made or the initial Letter of Credit is to be issued, Lender shall have received all of the following, in form and substance satisfactory to Lender:

      (A) a copy, certified in writing by a Secretary or Assistant Secretary of each Borrower, of (1) resolutions of the Board of Directors of such Borrower evidencing approval of the Loan Documents by such Borrower and the matters contemplated thereby, (2) each document evidencing other necessary action and governmental approvals, if any, with respect to the Loan Documents, and (3) such Borrower's charter documents and by-laws;

      (B) a favorable opinion of independent counsel for Borrowers on such matters and in form and substance acceptable to Lender;

      (C) a written certificate by the Secretary or an Assistant Secretary of each Borrower as to the names and signatures of the officers of such Borrower authorized to sign the Loan Documents to which such Borrower is a party and the other documents or certificates of such Borrower to be executed and delivered pursuant thereto and to request Advances or the issuance of Letters of Credit;

      (D) recent certificates, issued by the Secretary of State of the State of the state of incorporation of each Borrower, stating that such Borrower is a corporation duly incorporated and in good standing under the laws of such state;

      (E) recent certificates, issued by the Secretaries of State of each state in which each Borrower does business, stating that such Borrower is in good standing as a foreign corporation under the laws of such state;

      (F) a field audit of the Collateral (performed by auditors selected by Lenders) satisfactory to Lender;

      (G) the Note duly executed by each Borrower;

      (H) the UCC financing statements required by Lender duly executed by Borrowers;

      (I) copies of all real property leases under which a Borrower is lessee or lessor;

      (J) the Landlord's Waivers required by Section 3.3 hereof;

      (K) a copy of each and every authorization, permit, consent and approval of and other action by, and notice to and filing with (collectively, "Consents"), every governmental authority and regulatory body which is required to be obtained or made by each Borrower for the due execution, delivery and performance of this Agreement and the other Loan Documents, or a certificate of an officer of each Borrower and such supporting evidence as Lender may request that no such Consents are required;

      (L) a pro forma Compliance Certificate as of the Closing Date using Borrowers' results for the twelve (12) month period ending September 30, 1998;

      (M) evidence of the completion of the transactions contemplated by the Exchange Offer;

      (N) the financial information required by Section 5.4 hereof relating to Borrowers;

      (O) a certificate of insurance confirming that each Borrower has procured insurance policies covering worker's compensation, public liability and completed operations, protecting such Borrower against any liability for loss or damage to persons or property in any way occurring during the progress of the work or in any way arising from the work, whether under the Worker's Compensation Law or otherwise, and whether injury shall be to employees or to persons other than employees. Lender shall be named an additional insured on the liability insurance policy, and the aforesaid certificate shall confirm Lender's status as an additional insured and contain the agreement of the insurer to give not less than thirty (30) days notice to Lender prior to cancellation of such policies or material change in the coverage thereof;

      (P) copies of an all-risk hazard insurance policy or policies on a full replacement cost basis (with no co-insurance) (including flood insurance, if applicable) for the full insurable value of all Collateral with a standard lender loss payee clause in favor of Lender as its interest may appear, in an amount or amounts and with a company or companies reasonably satisfactory to Lender, and which contains the agreement of the insurer to give not less than thirty (30) days notice to Lender prior to cancellation of such policies or material change in the coverage thereof;

      (Q) evidence of liability, errors and omissions, business interruption, and product liability insurance in amounts as are customary in each Borrower's industry and are reasonably acceptable to Lender, with a company or companies reasonably satisfactory to Lender, with a long form endorsement in favor of Lender, and which contains the agreement of the insurer to give not less than thirty (30) days notice to Lender prior to cancellation of such policies or material change in the coverage thereof;

      (R) a lien search prepared by a search company acceptable to Lender showing no perfected liens against any of the assets of Borrowers, excluding liens for which termination statements have been received by Lender;

      (S) a payoff letter from the lender for Congoleum's existing revolving credit facility;

      (T) such evidence as Lender may reasonably require that each Borrower and its business and the transactions contemplated hereby are in material compliance with all applicable federal, state and local environmental laws, ordinances, rules and regulations;

      (U) evidence that Borrowers have paid or has made arrangements satisfactory to Lender to pay all fees, costs and expenses incurred in connection with the transactions contemplated hereby including, without limitation, the Facility Fee, the audit fees, lien search fees, filing fees and the fees and expenses of Lender's counsel;

      (V) results satisfactory to Lender of (1) an examination of the Collateral and Books and Records conducted by Lender; (2) inquiries conducted by Lender of Borrowers' trade and bank creditors and Purchasers; and (3) any other due diligence conducted by Lender with respect to Borrowers;

      (W) each other document required by Article III hereof as to the Collateral and any other documents or condition which Lender may reasonably request;

      (X) an executed Borrowing Base certificate in the form attached hereto as
Exhibit 4.1;

      (Y) documents necessary to open the Operating Account and, if required by Lender, the Cash Collateral Account;

      (Z) a letter from Borrowers' certified public accountants addressed to Lender acknowledging and agreeing that Lender may rely on financial statements required under Section 6.2(A)(1) in administering the Revolving Credit;

      (AA) originals of all of each Borrower's letters of credit (drawn on a bank other than Lender), if any, supporting any Account, each properly endorsed and/or assigned to Lender; and

      (BB) such other documents as Lender may reasonably require.

SECTION 4.2 Additional Conditions Precedent. The obligations of Lender hereunder are subject to the further conditions precedent that:

      (A) the representations and warranties contained in this Agreement and in the other Loan Documents shall be correct and accurate in all material respects on and as of the date of each Advance or issuance as though made on and as of such date (excluding representations and warranties which speak as of a particular date, which shall continue to be true and correct in all material respects as of such date);

      (B) no Default or Event of Default shall have occurred and be continuing or will result from the making of any Advance or issuance of any Letter of Credit;

      (C) there shall have occurred no material adverse change in the financial condition, assets, nature of the assets, operations or prospects of a Borrower; and

      (D) there shall be no litigation pending or, to the best of any Borrower's knowledge, threatened which has not previously been disclosed to Lender in writing and which, if adversely determined, is reasonably likely to have a material adverse effect on the financial condition, assets, operations or prospects of a Borrower.

SECTION 4.3 Conditions to Issuance of Letters of Credit. The obligation of Lender to issue any Letter of Credit hereunder is subject to the prior or concurrent satisfaction of all of the following conditions:

      (A) On or before the date of issuance of the Letter of Credit, each of the conditions set forth in Section 4.1 shall have been satisfied or waived;

      (B) On or before the date of issuance of each Letter of Credit, Lender in respect of such Letter of Credit shall have received in accordance with the provisions of Section 2.12, a notice requesting the issuance of such Letter of Credit, an executed application for such Letter of Credit in the form customarily required by Lender for the issuance of letters of credit, all other information specified in Section 2.12, and such other documents as Lender may reasonably require in connection with the issuance of such Letter of Credit;

      (C) On the date of issuance of each Letter of Credit, all conditions precedent described in Section 4.2 shall be satisfied to the same extent as though the issuance of such Letter of Credit were the making of an Advance, and each request by a Borrower to Lender to issue a Letter of Credit shall constitute a representation by Borrowers that at the time thereof (1) all conditions precedent described in Section 4.2 have been satisfied and (2) the sum of the proposed Letter of Credit plus the Letter of Credit Liability plus the Advances then outstanding would not exceed the Credit Limit; and

      (D) On or before the date of issuance of such Letter of Credit, Borrowers shall have paid the fees therefor required under Section 2.12.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      In addition to all other representations and warranties set forth in this Agreement (including, without limitation, those in Article III hereof), each Borrower represents and warrants as follows:

SECTION 5.1 Existence. Each Borrower is a corporation, duly formed, validly existing, and in good standing under the laws of the State of Delaware. Each Borrower has all requisite power and authority to conduct its business as presently conducted and to own its properties and is duly qualified as a foreign corporation in good standing in all other jurisdictions in which its failure so to qualify could have a material adverse effect on its financial condition or business.

SECTION 5.2 Authorization. The execution, delivery, and performance by each Borrower of each Loan Document to which it is a party has been duly authorized by all necessary corporate action, and does not and will not violate any provision of law or of the certificate of incorporation or by-laws of such Borrower or result in a material breach of or constitute a default under any agreement, indenture, or instrument to which such Borrower is a party or by which such Borrower, or any of its properties, may be bound.

SECTION 5.3 Validity of Documents. Each Loan Document when duly executed and delivered by the parties thereto will constitute the valid and legally binding obligation of each Borrower, enforceable against each such Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally, by limitations on the availability of equitable remedies and by equitable principles.

SECTION 5.4 Financial Information. The financial information and statements of Borrowers, including without limitation annual financial statements of Borrowers, previously delivered to Lender (excluding projections delivered to Lender), are complete and correct in all material respects and accurately reflect the financial positions and results of operations of Borrowers as of the dates and for the periods indicated, in accordance with GAAP (subject with respect to quarterly or interim statements to year-end adjustments and the absence of footnotes). Since the date of such statements, there has been no material adverse change in such financial position which has not been disclosed to Lender in writing.

SECTION 5.5 Litigation. Except as disclosed on Exhibit 5.5 attached hereto as of the date hereof, there are no actions, suits, or proceedings pending or, to the knowledge of Borrowers, threatened, against a Borrower or any of its properties before any court or governmental department, commission, board, bureau, agency, or instrumentality (domestic or foreign) that, if determined adversely to such entity, would have a material adverse effect on the financial condition or operations of such Borrower or which relate to its entering into the Loan Documents, or the consummation of the transactions contemplated thereby.

SECTION 5.6 Contingent Liabilities. As of the date hereof, there are no suretyship agreements, guarantees, or other Contingent Liabilities of a Borrower that are not included on the financial statements mentioned in Section 5.4 hereof or otherwise disclosed in this Agreement other than suretyship agreements and guarantees given to Lender.

SECTION 5.7 Taxes. Each Borrower has filed all tax returns and reports required to be filed before the date hereof and has paid all taxes, assessments, and charges imposed upon it or its property, or that it is required to withhold and pay over, to the extent that they were required to be paid before the date hereof.

SECTION 5.8 Encumbrances. Except as disclosed on Exhibit 5.8 attached hereto, the property and assets of each Borrower are not subject to any mortgage, pledge, security, interest, lien, or other encumbrance except for Permitted Encumbrances.

SECTION 5.9 Consents. Except for the filing of the UCC financing statements contemplated by Section 3.2 hereof, no authorization, consent, approval, license, exemption by or filing or registration with any court or governmental department, commission, board (including the Board of Governors of the Federal Reserve System), bureau, agency, or instrumentality, domestic or foreign, or other Person is or will be necessary for the valid execution, delivery, or performance by Borrowers of the Loan Documents.

SECTION 5.10 ERISA. Each Borrower and other members of its Controlled Group maintain only those Defined Benefit Pension Plans and Defined Contribution Plans listed on Exhibit 5.10 attached hereto. Except as otherwise disclosed on Exhibit
5.10 attached hereto, no Borrower is obligated to contribute to any Multiemployer Plans and no Borrower has any Withdrawal Liability with respect to any Multiemployer Plan of which such Borrower or any member of its Controlled Group had previously been a member. All such Defined Benefit Pension Plans and Defined Contribution Plans, as of the date hereof, meet the minimum funding standards of Section 302 of ERISA and Section 412 of the Code without regard to any funding waiver and no non-exempt Prohibited Transaction has occurred with respect to any such plan which is reasonably likely to have a material adverse effect on the financial condition or results of operations of a Borrower. No Defined Benefit Pension Plan sponsored by a Borrower or any member of its Controlled Group has any amount of "unfunded benefit liabilities" (as such term is defined in 4001(a)(18) of ERISA) which is reasonably likely to have a material adverse effect on the financial condition or results of operations of a Borrower. Except as set forth on Exhibit 5.10 attached hereto, no trust was established in connection with any such Defined Benefit Pension Plan pursuant to ss.4049 of ERISA. No liability (whether or not such liability is being litigated) has been asserted against a Borrower or any Controlled Group member in connection with any Defined Benefit Pension Plan by the PBGC or by a trustee appointed pursuant to ss.4042(b) or (c) of ERISA which is reasonably likely to have a material adverse effect on the financial condition or results of operations of a Borrower, and no lien has been attached and, to the best of each Borrower's knowledge, no person has threatened to attach a lien on any property of a Borrower or any Controlled Group member as a result of any failure by such Borrower to comply with the Code or ERISA with respect to any Defined Benefit Pension Plan. Each such Defined Benefit Pension Plan and Defined Contribution Plan, as most recently amended, including, without limitation, amendments to any trust agreement, group annuity, or insurance contracts, or other governing instrument, is the subject of a favorable determination letter by the Internal Revenue Service with respect to its qualification under ss.401(a) of the Code or an application for such determination within the applicable remedial amendment period has been filed and, to the best of each Borrower's knowledge, such plans are in material compliance, both in form and in operation, with the requirements of the Code and ERISA. All Plans maintained by a Borrower or any member of its Controlled Group are in material compliance in all respects (A) in operation with the requirements of the Code and the regulations thereunder and ERISA, and
(B) in form with those requirements of the Code and the regulations thereunder and ERISA which must be met on the date hereof.

There is not now, and has not been, any violation of the Code or the regulations thereunder or ERISA that creates a material liability for any Borrower with respect to the filing of applicable reports, documents, and notices regarding the Plans of a Borrower or any member of its Controlled Group with the Secretary of Labor, the Secretary of the Treasury, the PBGC or any other governmental entity or the furnishing of such documents to the participants or beneficiaries of such Plans. No Borrower nor any member of its Controlled Group has any unfunded liabilities of unfunded and uninsured "employee welfare benefit plans" (as defined in ss.3(1) of ERISA) which are reasonably likely to have a material adverse effect on the financial condition or results of operations of a Borrower. There is not now, and has not been, any violation of the "continuation coverage requirements" applicable to "group health plans" under ss.4980B of the Code and the regulations thereunder and Part 6 of Subtitle B of Title I of ERISA that creates a material liability with respect to any Employee Benefit Plan of a Borrower or of any member of its Controlled Group to which such continuation coverage requirements apply.

SECTION 5.11 Subsidiaries and Affiliates; Fictitious Name. No Borrower has any Subsidiaries or Affiliates as of the date hereof other than as listed on Exhibit
5.11 attached hereto and, except as set forth on Exhibit 5.11 attached hereto, does not trade under any fictitious names.

SECTION 5.12 Licenses, Permits, etc. Each Borrower is in possession of and operating in material compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business as now conducted, and all of them are valid and in full force and effect, except where the failure to possess any such franchise, grant, authorization, license, permit, easement, consent, certificate or order would not have a material adverse effect on the financial condition or operations of such Borrower.

SECTION 5.13 Compliance with Laws Generally. Each Borrower is in material compliance with all laws, rules, regulations, and orders of all federal, state, and governmental agencies and courts which are applicable to it, to the conduct of its business, or to the ownership and use of its properties, except where the failure to be in such compliance would not have a material adverse effect on the financial condition or operations of such Borrower.

SECTION 5.14 Environmental Matters. To the extent necessary for the conduct of its business, each Borrower is in possession of and in material compliance with all required permits relating to the discharge or release of liquids, gases or solids into the air, water, and soil except as set forth on Exhibit 5.14 attached hereto. No Borrower refines, processes, generates, stores, recycles, transports, disposes of, or releases into the environment any "hazardous substance" as that term is defined in Section 101(14) of CERCLA or any hazardous or toxic substances as those terms are used in any state or local environmental statute or regulation except in material compliance with all Environmental Laws. Except as set forth on Exhibit 5.14 attached hereto, no Borrower has received notice from any governmental agency that it is a potentially responsible party in any proceeding under CERCLA or any similar state or local environmental statute or regulation, received any notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of any claim, proceeding, or litigation from any party concerning such Borrower's compliance with any Environmental Law.

SECTION 5.15 Patents, etc. Each Borrower possesses all patents, trademarks, copyrights, tradenames, trade secrets, and other intellectual property rights, or licenses therefor, that are required to conduct its business as presently conducted without, to the best of any Borrower's knowledge, conflict with the rights or claimed rights of others.

SECTION 5.16 Debt and Credit Arrangements. Except as set forth on Exhibit 5.16 as of the date hereof, no Borrower has any Debt and is not a party to any credit agreement, guaranty, capital lease or other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit in respect of which such Borrower is in any manner directly or contingently obligated, except to the extent such Borrower is obligated to pay for goods and services obtained or acquired in the ordinary course of business under customary trade terms.

SECTION 5.17 Regulation U, Etc. The Revolving Credit will not constitute a violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System. No part of the proceeds of the Revolving Credit will be used for any purposes which violate or are inconsistent with the provisions of any of such regulations.

SECTION 5.18 Labor Matters. As of the date hereof, there are no existing, or to the knowledge of Borrowers, threatened, or contemplated, strikes, slowdowns, picketing or work stoppages by any employees against a Borrower, any lockouts by a Borrower of any of its employees or any labor trouble or other occurrence, event or condition of a similar character.

SECTION 5.19 Outstanding Judgments or Orders. Each Borrower has satisfied all judgments against it to the extent outstanding and not stayed pending appeal for more than thirty (30) days, and no Borrower is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or commission, board bureau, agency or instrumentality, domestic or foreign, pertaining to it.

SECTION 5.20 No Defaults on Other Agreements. No Borrower is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument to which it is a party which has not been waived in writing or cured which would have a material adverse effect on the financial condition or operations of a Borrower or any Loan Document.

SECTION 5.21 Full Disclosure. No representation or warranty by a Borrower in this Agreement and no information in any statement, certificate, schedule or other document furnished or to be furnished to Lender pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as disclosed in this Agreement and the Exhibits attached hereto, there is no fact known to Borrowers which has not been disclosed to Lender in writing which materially adversely affects the financial condition or operations of a Borrower or any Loan Document.

                                   ARTICLE VI

                                    COVENANTS


      In addition to all other covenants set forth in this Agreement, each Borrower covenants that so long as any of the Liabilities shall remain unpaid unless Lender shall otherwise consent in writing:

SECTION 6.1 Use of Proceeds. The proceeds of the Revolving Credit will be used as set forth in the Background Section hereof.

SECTION 6.2 Financial Information.

       (A) In addition to the reports which Borrowers are obligated to deliver pursuant to Article III hereof, Borrowers will furnish to Lender:

            (1) as soon as available, and in any event within ninety (90) days after the close of each fiscal year of Borrowers, (a) a Consolidated and Consolidating balance sheet of Borrowers and their Subsidiaries as of the close of each such fiscal year together with related statements of operations, retained earnings and changes in financial position for such fiscal year, audited and unqualifiedly certified by independent certified public accountants reasonably acceptable to Lender and (b) a copy of Congoleum's Annual Report on Form 10K for such fiscal year;

            (2) as soon as available, and in any event no later than forty-five
(45) days after the end of each fiscal quarter, (a) an unaudited Consolidated and Consolidating balance sheet of Borrowers and their Subsidiaries as of the close of each such fiscal quarter together with related statements of operations, retained earnings and changes in financial position for such fiscal quarter and (b) a copy of Congoleum's Quarterly Report on Form 10Q for such fiscal quarter (if required to be filed);

            (3) as soon as available prior to the end of each fiscal year but in no event later than thirty (30) days prior to the end of each such fiscal year, a budget by quarter of projected revenues and expenses, for the next fiscal year;

            (4) as soon as available, and in any event no later than the fifteenth day of each month, (a) an aging report of the Accounts of each Borrower showing the names of Purchasers, the amounts owed by them respectively, and the invoice dates for each such Account, (b) a monthly calculation of Accounts which are not Eligible

Accounts, (c) a monthly reconciliation report reconciling the last two monthly Accounts aging reports provided to Lender, (d) a monthly inventory report, all of which shall be in form and detail reasonably satisfactory to Lender and (e) a completed Borrowing Base certificate in the form attached hereto as Exhibit 4.1, provided however that, the failure to deliver the foregoing reports, certificates or calculations by the fifteenth of a month shall not constitute an Event of Default hereunder in the event that Borrowers deliver such report or calculation within three (3) days of notice of such failure from Lender;

            (5) in the event that, at any time and for so long as, the Credit Limit does not exceed the outstanding Advances and the Letter of Credit Liability by more than $10,000,000.00, Borrowers shall be obligated to deliver a completed Borrowing Base certificate in the form attached hereto as Exhibit 4.1 by Tuesday of each week, provided further that Lender in its sole discretion shall have the right at any time to increase the frequency of Borrowers' delivery of Borrowing Base certificates;

            (6) as soon as available, and in any event no later than the fifth Business Day after the filing thereof, a copy of any document (other than those otherwise required to be delivered hereunder) filed by Congoleum with the Securities and Exchange Commission;

            (7) promptly upon the request of Lender, a list containing the name, address and telephone number of all current Purchasers; and (8) promptly upon the request of Lender, any other information reasonably requested by Lender.

      (B) All data will be prepared according to GAAP.

      (C) Each statement required to be delivered in accordance with Section 6.2(A)(1) and (2) above shall be accompanied by a completed Compliance Certificate of the chief executive officer or chief financial officer of Congoleum in substantially the form of Exhibit 6.2 attached hereto.

SECTION 6.3 Insurance. In addition to the requirements of Article III hereof, each Borrower will at all times carry insurance, in form and amount reasonably satisfactory to Lender, and underwritten by financially sound and reputable insurers reasonably satisfactory to Lender, against fire (with extended coverage and, if required by the location of any of such Borrower's premises on a flood plain, flood coverage), liability, business interruption, errors and omissions, product liability and all other hazards specified by Lender and will furnish to Lender a copy of all such insurance policies which shall insure the interest of Lender in accordance with a standard lender's loss payable clause as to all non-liability policies. All insurance policies will name Lender as an additional insured and contain provisions (A) that with respect to Lender, the insurance policies may be cancelled only for nonpayment of premiums by a Borrower after not less than 30 days notice of intent to cancel provided to Lender and (B) that the insured will make payment to Lender as its interest may appear under any such policy notwithstanding any defense which such insurer may have against any of the other insureds on such policy.

SECTION 6.4 Encumbrances. No Borrower will create, incur, assume, or suffer to exist any mortgage, pledge, lien, or other encumbrance of any kind upon, or any security interest in, any of its property or assets (including, but not limited to, the Collateral), whether now owned or hereafter acquired, except for the following (collectively, "Permitted Encumbrances"): (A) liens for taxes not yet delinquent; (B) statutory inchoate liens in connection with workmen's compensation, unemployment insurance, or other social security obligations; (C) mechanic's, workman's, materialman's, landlord's, carrier's, or other similar liens arising in the ordinary course of business with respect to obligations that are not due; (D) liens listed on Exhibit 5.8 attached hereto; (E) liens in favor of Lender; and (F) liens in respect of "Acquired Indebtedness" (as such term is defined in the Indenture on the date hereof) provided that (1) such liens do not apply to the Accounts, Inventory or Documents of the entity acquired, and (2) the transaction in which such Acquired Indebtedness is incurred is a Permitted Acquisition; and (G) "Permitted Liens" as such term is defined in the Indenture on the date hereof. No Borrower will agree with any Person to restrict its ability to grant mortgages, pledges, liens, or other encumbrances upon, or security interests in, any of its property or assets, except for the restrictions contained in the Indenture.

SECTION 6.5 Minimum Tangible Net Worth.

      (A) From the Closing Date to December 30, 1999, Borrowers will not permit

            (1) the sum of

                  (a) Tangible Net Worth, plus

                  (b) to the extent deducted in determining Tangible Net Worth, the good will associated with Permitted Acquisitions consummated during the fiscal year ending December 31, 1999 not to exceed $4,000,000.00 in the aggregate, plus or minus

                  (c) any change in Tangible Net Worth resulting from changes in additional minimum pension liability recognized after December 31, 1997 under FASB Statement No. 87 subject to the limitation contained in subsection (D) hereof, to be less than

            (2) the sum of

                  (a) $20,000,000.00 minus

                  (b) any repurchase or redemption of stock of a Borrower during the fiscal year ending December 31, 1999 subject to the limitation contained in subsection (D) hereof.

      (B) From December 31, 1999 through December 30, 2000, Borrowers will not permit:

            (1) the sum of

                  (a) Tangible Net Worth, plus

                  (b) to the extent deducted in determining Tangible Net Worth, the good will associated with Permitted Acquisitions consummated during the fiscal year ending December 31, 1999 not to exceed $4,000,000.00 in the aggregate, plus or minus

                  (c) any change in Tangible Net Worth resulting from changes in additional minimum pension liability recognized after December 31, 1997 under FASB Statement No. 87 subject to the limitation contained in subsection (D) hereof to be less than

            (2) the sum of

                  (a) $20,000,000.00 plus

                  (b) 50% of Borrowers' net income (but with no reduction for net losses) earned in the fiscal year ending December 31, 1999 plus

                  (c) 100% of the proceeds from the sale of any capital stock in any Borrower (to any Person other than another Borrower) during the fiscal year ending December 31, 1999 plus

                  (d) 100% of the proceeds from the sale of any fixed assets of any Borrower during the fiscal year ending December 31, 1999 subject to the limitations contained in subsection (D) hereof, minus

                  (e) any repurchase or redemption of stock of a Borrower during the fiscal year ending December 31, 1999 subject to the limitation contained in subsection (D) hereof.

      (C) From and after December 31, 2000, Borrowers will not permit the sum of

         (1) (a) Tangible Net Worth commencing as of the end of any fiscal year ending from and after December 31, 1999 through the day preceding the end of the following fiscal year, plus or minus

                  (b) any change in Tangible Net Worth resulting from changes in additional minimum pension liability recognized after December 31, 1997 under FASB Statement No. 87 subject to the limitation contained in subsection (D) hereof to be less than

         (2) the sum of

                  (a) the Tangible Net Worth required as of the end of the preceding fiscal year (which, in the case of the fiscal year ending December 31, 1999 through December 30, 2000 shall be the sum of subsections (B)(2)(a) through
(B)(2)(e) and thereafter shall be the sum of subsections (C)(2)(a) through
(C)(2)(e) as of the end of the preceding fiscal year) plus

                  (b) 50% of Borrowers' net income (but with no reduction for net losses) earned in the fiscal year ending on the first date of the period being measured plus

                  (c) 100% of the proceeds from the sale of any capital stock in any Borrower (to any Person other than another Borrower) during the fiscal year ending on the first date of the period being measured plus

                  (d) 100% of the proceeds from the sale of any fixed assets of any Borrower during the fiscal year ending on the first date of the period being measured subject to the limitation contained in subsection (D) hereof, minus

                  (e) any repurchase or redemption of stock of a Borrower during the fiscal year ending on the first date of the period being measured subject to the limitation contained in subsection (D) hereof

      (D) The aggregate reduction of Tangible Net Worth pursuant to subsection
(B)(2)(e) and (C)(2)(e) shall not exceed $5,000,000.00. Proceeds from the sale of any fixed assets of any Borrower during the fiscal year ending on the first day of the period being measured shall be disregarded for the purpose of the aggregate increase of Tangible Net Worth pursuant to subsection (B)(2)(d) and
(C)(2)(d) to the extent the aggregate amount thereof is less than $100,000.00. The aggregate change in Tangible Net Worth pursuant to subsection (B)(1)(b) and
(C)(1)(b) shall not exceed $5,000,000.00.

SECTION 6.6 Fixed Coverage Charge Ratio. Borrowers shall maintain a Fixed Coverage Charge Ratio at all times of greater than 2.50:1.00.

SECTION 6.7 No Losses. Borrowers shall not suffer losses for any two consecutive fiscal years.

SECTION 6.8 Capital Expenditures. Borrowers' Capital Expenditures shall not exceed: (A) $25,000,000.00 in the fiscal year ending December 31, 1999 and (B)

$20,000,000.00 in any fiscal year ending thereafter, provided however that in the event Capital Expenditures in the fiscal year ending December 31, 1999 are less than $25,000,000.00, Borrowers may expend such excess in the immediately following fiscal year and provided further that, Borrowers may expend an additional $20,000,000 in the aggregate on Capital Expenditures (in excess of the annual limitations set forth in subsection (A) and (B) above) from January 1, 1999 to the Termination Date.

SECTION 6.9 Fiscal Year. Each Borrower shall at all times maintain its fiscal year ending on December 31, unless otherwise required by government regulation.

SECTION 6.10 Accounting Methods. Without the prior written consent of Lender, no Borrower shall change its accounting methods except as otherwise permitted or required by GAAP.

SECTION 6.11 Taxes. Each Borrower shall pay when due all taxes, assessments, and charges imposed upon it or its properties by any governmental entity or which it is required to withhold or pay over unless the same is being contested by such Borrower in good faith by proper proceedings and for which proper reserves or other provisions have been made in accordance with GAAP.

SECTION 6.12 Guarantees, etc. Except for obligations existing on the date hereof set forth on Exhibit 6.12, no Borrower shall become liable on the obligation of another Person or otherwise incur any consensual Contingent Liability except by endorsement of negotiable instruments for deposit or collection in the usual course of business, except for guarantees or suretyship agreements given to Lender and except for guarantees by one Borrower of indebtedness of another Borrower provided such indebtedness is permitted to be incurred in accordance with Section 6.16 hereof.

SECTION 6.13 Loans and Investments. No Borrower shall make any loans or investments (including without limitation loans to officers or loans to or investments in Affiliates or Subsidiaries) except for (A) investments in (1) Cash Equivalents, (2) direct obligations of, or obligations fully guaranteed by, the United States of America, and (3) obligations of Lender, (B) investments in or loans to another Borrower, (C) Permitted Acquisitions, and (D) "Permitted Investments" as such term is defined in the Indenture on the date hereof.

SECTION 6.14 Compliance with Laws. Each Borrower shall comply in all material respects with all laws and regulations applicable to it in the operation of its business except where the failure to so comply would not have a material adverse effect on the financial conditions or operations of a Borrower.

SECTION 6.15 Environmental Matters.

      (A) To the extent necessary for the conduct of its business, each Borrower will obtain and comply in all material respects with all permits, licenses, registrations, and approvals required by Environmental Laws relating to the discharge or release of liquids, gases or solids into the environment. To the extent that such are applicable to the conduct of its business, each Borrower will comply in all material respects with all laws, rules, regulations and governmental orders and directives relating to the generation, treatment, storage, transportation, disposal and release into the environment and cleanup of any hazardous or toxic waste or substance which is subject to the provisions of CERCLA, or any similar state or local environmental statute or regulation at all premises owned or operated by such Borrower. Each Borrower will comply in all material respects with all laws, rules, regulations, and governmental orders and directives relating to the cleanup of hazardous or toxic substances at all premises owned or operated by it unless the same is being contested by such Borrower in good faith by proper proceedings and for which proper reserves or other provisions have been made in accordance with GAAP.

      (B) Each Borrower will promptly notify Lender if it receives, and in any event no later than the fifth Business Day after any Borrower's receipt of, (1) any notice from any governmental agency that it is a potentially responsible party in any proceeding under CERCLA or any similar state or local environmental statute or regulation, (2) any notice of any claim, proceeding, litigation, order, directive, citation, or request for information concerning environmental conditions, or notice of any alleged violation of any environmental statute, ordinance, regulation, or permit condition against such Borrower or related to any location owned, used or occupied by such Borrower at any time, or (3) any written notice or information concerning any potentially materially adverse environmental condition, including, but not limited to, any spilling, leaking, discharge, release, or threat of release of any hazardous or toxic waste or substance above regulatory limits at any location owned, used or occupied by such Borrower at any time.

      (C) Each Borrower shall comply in all material respects with any notice or directive from any governmental authority, whether state, federal, or local, regarding the removal or discharge of any hazardous substance on any of its properties within such period as may be required therein unless the same is being contested by such Borrower in good faith and, upon request of Lender shall provide a bond or title insurance endorsement reasonably satisfactory to Lender insuring Lender's continued lien on the Collateral affected by such notice or directive.

      (D) Each Borrower hereby indemnifies and agrees to defend and hold harmless Lender, its parent corporation, subsidiaries, successors, assigns, officers, directors, shareholders, employees, agents and counsel from and against any and all claims, actions, causes of action, liabilities, penalties, fines, damages, judgments, losses, suits, expenses, legal or administrative proceedings, interest, costs and expenses (including court costs and reasonable attorneys', consultants' and experts' fees) arising out of or in any way relating to (1) the presence of any substance which is or becomes regulated under any Environmental Law whether now or hereafter enacted, on, about, beneath or arising from any property used or occupied by a Borrower; (2) the failure of a Borrower to comply with any Environmental Law; (3) a Borrower's breach of any of the representations and warranties or covenants contained herein relating to any Environmental Law; (4) any notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of claim, consent decree, action, litigation or proceeding brought or instituted by any governmental authority or any third party under or in connection with any Environmental Law or based on the presence of any substances described in (1) above against a Borrower or related to any location owned, used or occupied by a Borrower at any time; and (5) the imposition or recording of a lien against any property of or occupied by a Borrower pursuant to any Environmental Law, unless, in each case, due to the gross negligence or willful misconduct of Lender. IT IS INTENDED THAT THE INDEMNITY PROVIDED IN THIS SECTION SHALL SURVIVE THE REPAYMENT OF THE LIABILITIES.

SECTION 6.16 Maintenance of Property. Each Borrower will maintain all of its property (subject to ordinary wear and tear) in good condition and repair except for property which is no longer useful or necessary to the conduct of the business of such Borrower.

SECTION 6.17 Inspection by Lender. Each Borrower will permit representatives of Lender to inspect, examine and/or audit the Collateral, any of its other property and/or its Books and Records and to make extracts therefrom at Borrowers' expense and at all reasonable times, provided however that except after the occurrence and during the continuance of a Default or an Event of Default, Lender shall give a Borrower at least 72 hours telephone notice before exercising the rights granted in the preceding clause and such audit, examination or inspection shall be conducted, to the extent taking place on a Borrower's premises, during normal business hours.

SECTION 6.18 Limitations on Borrowing. No Borrower will incur or otherwise permit to exist any obligation for the payment of borrowed money, whether as borrower or guarantor, except (A) Debt owed to Lender in connection herewith,
(B) trade debt incurred by such Borrower in the ordinary course of business, (C) the Debt set forth on Exhibit 5.16, (D) Debt owed to another Borrower, (E) Debt not to exceed $5,000,000.00 in the aggregate, and (F) the Debt represented by the Exchange Notes and any refinancing thereof provided that any Debt incurred to refinance the Exchange Notes (1) has a maturity date that is not earlier than August 1, 2008, (2) is not subject to any sinking fund or principal repayment which begins prior to the Termination Date, (3) has an interest rate less than or equal to 8 5/8% per annum, and (4) is in an aggregate principal amount not in excess of the aggregate principal amount and accrued interest outstanding under the Exchange Notes on the date of the proposed refinancing thereof.

SECTION 6.19 Reports. Borrowers will furnish the following to Lender:

      (A) as soon as possible and in any event within 5 days after a Borrower becomes aware of the occurrence of any Default or Event of Default a written statement of Borrowers signed by the chief executive officer or chief financial officer of Borrowers setting forth details of such Default or Event of Default, stating whether or not the same is continuing and, if so, the action proposed to be taken with respect thereto;

      (B) as soon as possible and in any event within 5 days after a Borrower receives knowledge thereof, notice in writing of all actions, suits, or proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, directly affecting a Borrower which, if adversely determined, is reasonably likely to have a material adverse effect on the financial condition, assets, operations or prospects of such Borrower;

      (C) as soon as possible and in any event within 5 days after a Borrower becomes aware of the occurrence of a significant material adverse change in the business, properties, operations, or condition (financial or otherwise) of a Borrower, a written statement of Borrowers signed by the chief executive or chief financial officer of Borrowers setting forth details of such significant material adverse change and the action proposed to be taken with respect thereto;

      (D) as soon as possible and in any event within 5 days after a Borrower receives knowledge thereof, notice in writing of any strike, walkout, boycott or other material labor dispute involving a Borrower;

      (E) if requested by Lender, furnish to Lender copies, with such duplicate copies as Lender may request, of any invoice applicable to a Borrower's Accounts; and

      (F) such other information respecting the business properties, operations, and condition (financial or otherwise) of a Borrower as Lender may at any time and from time to time reasonably request.

SECTION 6.20 ERISA.

      (A) Each Borrower and all members of its Controlled Group will comply in all material respects with the provisions of ERISA and the Code with respect to any Defined Benefit Pension Plan and Defined Contribution Plan including the timely filing of required annual reports and the payment of PBGC premiums except where the failure to so comply would not have a material adverse effect on the financial condition, assets, operations or prospects of a Borrower.

      (B) Each Borrower will furnish to Lender, promptly after the filing thereof with the United States Secretary of Labor and the PBGC and, in any event within five Business Days of the filing thereof, copies of each annual or other report with respect to each Defined Benefit Pension Plan and Defined Contribution Plan maintained by such Borrower or any member of its Controlled Group.

      (C) Each Borrower will cause to be made all contributions required to amortize any accumulated funding deficiency (as defined in ss.412(a) of the Code and the regulations thereunder and ss.302(a) of ERISA), unless waived, with respect to any pension plan (as defined in ss.3(2) of ERISA), other than a Multiemployer Plan, which is subject to Part 3 of the Subtitle B of Title I of ERISA or Section 412 of the Code and the regulations thereunder and which is maintained by such Borrower or any member of its Controlled Group.

      (D) As soon as possible (and in any event within 10 days) after a Borrower knows (1) that any Reportable Event has occurred with respect to any Defined Benefit Pension Plan maintained by a Borrower or any member of its Controlled Group, (2) that any Defined Benefit Pension Plan maintained by a Borrower or any member of its Controlled Group is to be terminated in a distress termination (within the meaning of 4041(c) of ERISA), (3) that the PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Defined Benefit Pension Plan maintained by a Borrower or any member of its Controlled Group, (4) that a Borrower has incurred Withdrawal Liability from a Multiemployer Plan maintained by a Borrower or any member of its Controlled Group, or (5) that any Multiemployer Plan to which a Borrower or any member of its Controlled Group has made contributions is in Reorganization, such Borrower will furnish a statement to Lender setting forth the details as to such Reportable Event, distress termination, termination proceedings, Withdrawal Liability, or Reorganization, and the action that any such Borrower proposes to take with respect thereto, together with a copy of any notice of such Reportable Event or distress termination given to the PBGC by such Borrower, or a copy of any notice of termination proceedings, Withdrawal Liability, or Reorganization received by a Borrower or any member of its Controlled Group.

      (E) Each Borrower will furnish to Lender as soon as possible (and in any event within 10 days) after receipt thereof a copy of any notice that such Borrower or any member of its Controlled Group receives from the PBGC or the Internal Revenue Service or from the sponsor of any Multiemployer Plan that sets forth or proposes any action to be taken or determination made by the PBGC or the Internal Revenue Service with respect to any Defined Benefit Pension Plan, Defined Contribution Plan or Multiemployer Plan which action or determination would have a material adverse effect on the financial condition, assets, operations or prospects of a Borrower.

      (F) Each Borrower will promptly notify Lender of and, in any event, no later than ten days after a Borrower becomes aware of, any taxes, penalties, interest charges and other material financial obligations that have been assessed or imposed or, to such Borrower's knowledge, threatened to be assessed or imposed against such Borrower or any member of its Controlled Group by the Internal Revenue Service, the PBGC or any other governmental entity with respect to any Plan or Multiemployer Plan maintained by such Borrower or a member of its Controlled Group.

      (G) Each Borrower will promptly notify Lender and, in any event, within ten days of the adoption by such Borrower or any member of its Controlled Group of any Defined Benefit Pension Plan or Defined Contribution Plan or any obligation to contribute to any Multiemployer Plan by such Borrower or any member of its Controlled Group.

      (H) No Borrower will permit (1) with respect to any Employee Benefit Plan, any non-exempt Prohibited Transaction or Prohibited Transactions under ERISA or the Code resulting in liability of such Borrower or any of its Controlled Group members in excess of $100,000 in the aggregate or (2) with respect to any Defined Benefit Pension Plan, any Reportable Event under ERISA, if upon termination of the Plan or Plans with respect to which one or more such Reportable Events has occurred there is or would be any liability of such Borrower or any of its Controlled Group members to the PBGC in excess of $100,000 in the aggregate. No Borrower will voluntarily take or fail to take any action which would result in any Withdrawal Liability becoming due.

      (I) No Borrower will fail to make required minimum contributions, or permit any other Controlled Group member to fail to make required minimum contributions with respect to a Defined Benefit Pension Plan maintained by such Borrower or any member of its Controlled Group, resulting in a lien (as provided in ss.302(f) of ERISA) against such Borrower or any of its Controlled Group members.

      (J) No Borrower will permit the adoption of a plan amendment which results in significant underfunding (as defined in ss.307 of ERISA) of a Defined Benefit Pension Plan maintained by such Borrower or any member of its Controlled Group which requires such Borrower or any of its Controlled Group members to provide security.

      (K) No Borrower will permit the unfunded liabilities of unfunded and uninsured "employee welfare benefit plans" (as defined in ss.3(1) of ERISA) of such Borrower and of any members of its Controlled Group to exceed, in the aggregate $100,000.

      (L) No Borrower will acquire or permit the acquisition by any of its Controlled Group members, of any trade or business which maintains a Defined Benefit Pension Plan that immediately prior to or after giving effect to such acquisition has an unfunded benefit liability (as defined in ss.4001 of ERISA) that exceeds $100,000 or acquire or permit the acquisition, by such Borrower or any of its Controlled Group members, of any trade or business which has incurred either directly or indirectly an unfunded benefit liability that exceeds $100,000 under any Defined Benefit Pension Plan.

SECTION 6.21 Mergers, etc. No Borrower will directly or indirectly without the prior written consent of Lender, (A) merge or consolidate with any other Person other than another Borrower, (B) except for the sale of Inventory in the ordinary course of business, sell or lease or otherwise transfer all or any substantial part of its assets to any Person other than another Borrower, (C) acquire whether through purchase or exchange of equity or assets or otherwise, all or any substantial part of the assets of any other Person or any equity interest in any other Person, excluding (1) investments permitted under Section
6.11 hereof, and (2) Permitted Acquisitions, or (D) create any Subsidiary, excluding Subsidiaries listed on Exhibit 5.11 or Subsidiaries created in connection with a Permitted Acquisition, so long as such Subsidiary becomes a Borrower hereunder by execution of a joinder agreement satisfactory in form and substance to Lender and delivers to Lender any document required to be delivered by a Borrower in accordance herewith.

SECTION 6.22 Dividends, etc. No Borrower will make or declare any dividend or distribution of any kind or redeem or repurchase any of its stock (excluding dividends or distributions, redemptions or repurchases paid to another Borrower), provided however that any Borrower may declare a dividend on its stock or repurchase or redeem any of its stock, during the term of this Agreement, if (A) such dividend, purchase or redemption is lawful in all respects, (B) no Default or Event of Default hereunder has occurred and is continuing or would result from such purchase, declaration or redemption or making of such dividend, and (C) prior to such purchase, redemption or payment of such dividend Borrowers shall deliver a Compliance Certificate indicating that no Default or Event of Default would exist upon consummation of such redemption or making such purchase or dividend. No Borrower will, without the prior written consent of Lender, permit or effect (1) any change in the capitalization or capital structure of such Borrower, including the issuance of any new, additional or different type or class of stock, (2) any modification, reduction or retirement of any existing class or type of stock, or (3) the alteration or modification of the voting rights of any stock.

SECTION 6.23 Nature of Business. No Borrower will make any material change in the nature of its business as conducted on the date hereof.

SECTION 6.24 Disposal of Assets. Except for the sale of Inventory in the ordinary course of business, replacement of Equipment and the disposal of obsolete Equipment, no Borrower will dispose of any assets except as otherwise permitted by Section 3.7 of the Indenture as in effect on the date hereof.

SECTION 6.25 Patents, etc. Each Borrower will maintain all of its material patents, trademarks, copyrights, trade secrets and other intellectual property rights, and licenses therefor, if any, in full force and effect except where the failure to maintain any such patent, trademark, copyright, trade secret or other intellectual property right or license therefor would not have a material adverse effect on the financial condition or operations of a Borrower.

SECTION 6.26 Indemnification. Each Borrower hereby indemnifies and agrees to protect, defend, and hold harmless Lender and its directors, officers, employees, agents, attorneys and shareholders from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims, or demands, including all reasonable counsel fees incurred in investigating, evaluating, or defending such claims, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement, the Note, any other Loan Document and any transaction contemplated herein or therein including, but not limited to, claims based upon any act or omission by Lender in connection with this Agreement, the Note or any Loan Document and any transaction contemplated herein or therein to the extent not caused by the gross negligence, bad faith or willful misconduct of Lender or its directors, officers, employees, agents or attorneys. If a Borrower shall have knowledge of any claim or liability hereby indemnified against, it shall promptly and, in any event, within ten days after any Borrower acquires knowledge thereof, give written notice to Lender. THIS COVENANT SHALL SURVIVE THE PAYMENT OF THE

INDEBTEDNESS CREATED BY THIS AGREEMENT, THE NOTE OR THE LOAN DOCUMENTS.

SECTION 6.27 RICO. No Borrower shall engage in any conduct or fail to take any action which will, or would, under the facts and circumstances relative thereto, violate the Racketeer Influenced and Corrupt Organization Act as amended by the Comprehensive Act of 1984, 18 U.S.C. ss.ss.1961-68.

SECTION 6.28 Licenses, Permits. Each Borrower will maintain the validity, force and effect of, and operate in material compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business except where the failure to maintain any such franchise, grant, authorization, license, permit, easement, consent, certificate or order would not have a material adverse effect on the financial condition or operations of a Borrower.

SECTION 6.29 Transaction with Affiliates. Except for the transactions pursuant to the agreements described on Exhibit 6.29 attached hereto and except for transactions otherwise permitted under Sections 6.13 or 6.18 hereof, no Borrower will enter into any transaction with any director, officer or member of any Borrower or any Subsidiary or Affiliate of any Borrower for less than full value or on terms or conditions not less favorable to such Borrower than could be obtained in an arm's length transaction with a third party.

SECTION 6.30 Primary Operating Accounts. While any of the Liabilities remain outstanding or Lender has any obligation to make Advances under the Revolving Credit, each Borrower shall keep its primary operating accounts at Lender.

SECTION 6.31 Payments or Amendments of Credit Obligations. Without the prior written consent of Lender, no Borrower will make any material amendment of the Indenture.

SECTION 6.32 Restrictive Agreements. No Borrower will enter into any agreement which restricts such Borrower's rights to make payments hereunder, make payments on the Senior Notes, pay dividends, grant liens or incur indebtedness.

SECTION 6.33 Sale-Leasebacks. No Borrower shall at any time enter into or suffer to remain in effect any transaction to which such Borrower is a party involving the sale, transfer or other disposition by such Borrower of any property (now owned or hereafter acquired), with a view directly or indirectly to the leasing back of any part of the same property or any other property used for the same or a similar purpose or purposes, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing.

SECTION 6.34 Year 2000 Compliance. The advent of the year 2000 shall not and will not materially adversely affect the performance of any Borrower's information technology. Without limiting the generality of the foregoing, on or before June 30, 1999, the hardware and software utilized by each Borrower are designed to be used prior to, during and after calendar year 2000 A.D. and such hardware and software will operate during each such time period without error relating to date data, specifically including any error relating to, or the conduct of, date data which represents or references different centuries or more than one century, the hardware and software utilized by each Borrower will not abnormally end or provide invalid or incorrect results as a result of date data, and the hardware and software utilized by each Borrower have been designed to ensure year 2000 A.D. compatibility, including date data, century recognition, leap year, calculations which accommodate same century and multicentury formulas and date values and date data interface values that reflect the century.

                                  ARTICLE VII

                                     DEFAULT

SECTION 7.1 Events of Default. Each of the following shall be an event of default ("Event of Default"):

      (A) If Borrowers shall fail to pay when due any interest, principal, or any other Liabilities;

      (B) If any representation or warranty made by a Borrower in any Loan Document or in any certificate, agreement, instrument, statement, or report contemplated by or made or delivered pursuant to or in connection with any thereof, or if any information furnished to Lender pertaining to the Revolving Credit shall prove to have been incorrect or false in any material respect when made or reaffirmed;

      (C) If a Borrower shall fail to pay any Credit Obligation owing by it, or any interest or premium thereon, when due, whether owed to Lender or any other Person and whether such Credit Obligation shall become due by scheduled maturity, by required prepayment, by acceleration, by demand, or otherwise, or shall fail to perform any term, covenant, or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to any such Credit Obligation when required to be performed, if the effect of such failure is to accelerate, or to permit the holder or holders of such Credit Obligation to accelerate, the maturity of such Credit Obligation, whether or not such failure to perform shall be waived by the holder or holders of such Credit Obligation, unless such waiver has the effect of terminating the right of such holder or holders to accelerate the maturity of such Credit Obligation as a result of such failure;

      (D) If any Borrower shall be adjudicated bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of its creditors; or if any Borrower shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or any such receiver, trustee, or similar officer shall be appointed without the application or consent of a Borrower and shall continue undischarged for a period of 90 days; or if any Borrower shall institute (by petition, application, answer, consent, or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, or similar proceeding relating to it under the laws of any jurisdiction; or if such proceeding shall be instituted (by petition, application, or otherwise) against any Borrower and an order for relief shall be entered in such proceeding or such proceeding shall remain undismissed for a period of 90 days; or if any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against property of any Borrower for all or a portion of the property which represents a substantial portion of the property of such Borrower, and such judgment, writ, or similar process shall not be released, vacated, or fully bonded within 30 days after its issue or levy;

      (E) If (1) any Reportable Event, or any failure of compliance required by
Section 6.20 hereof that Lender reasonably determines in good faith creates a reasonable possibility of the termination of any Defined Benefit Pension Plan of any Borrower or of the appointment by the appropriate United States District Court of a trustee to administer any such Defined Benefit Pension Plan of any Borrower, shall have occurred and be continuing 30 days, or (2) any such Defined Benefit Pension Plan shall be terminated, or (3) the plan administrator of any such Plan shall file with the PBGC a notice of intention to terminate such Defined Benefit Pension Plan, or (4) the PBGC shall institute proceedings to terminate any such Defined Benefit Pension Plan or to appoint a trustee to administer any such Defined Benefit Pension Plan and such proceedings shall remain undismissed or unstayed for 30 days and if, in any of the cases described in the foregoing clauses (1) through (4), Lender further reasonably determines in good faith that the amount of the unfunded guaranteed benefits (within the meaning of Title IV of ERISA) resulting upon termination of such Defined Benefit Pension Plan would have a material adverse effect on the business, properties, operation, or condition (financial or otherwise) of a Borrower if a lien against the assets of such Borrower were to result under ERISA;

      (F) If an event of default (as therein defined) shall occur under any other Loan Document;

      (G) If an event of default (as therein defined) shall occur under any of the Exchange Note Documents or the Exchange Notes unless such event of default shall be waived by the requisite holders of the Exchange Notes if and only if such waiver has the effect of eliminating the right of the holders of the Exchange Notes to accelerate the maturity of the Exchange Notes;

      (H) The occurrence of a Change in Control;

      (I) If any Borrower shall fail to observe and perform in any material respect any of the terms, covenants, promises and agreements on its part to be observed and performed under this Agreement not set forth elsewhere in this Section;

      (J) If there occurs a material adverse change to the financial condition, assets, nature of the assets or operations of a Borrower;

      (K) Any execution shall have been levied against any part of the Collateral and shall continue unstayed and in effect for a period of ten (10) days;

      (L) The dissolution, termination or liquidation of a Borrower; or

      (M) If the security interests granted to Lender hereunder and the other Loan Documents no longer constitute a first lien on any part of the Collateral.

SECTION 7.2 Remedies. If any Event of Default other than those described in
Section 7.1(D) shall occur and be continuing, then upon notice from Lender to Borrowers, and if any Event of Default described in Section 7.1(D) shall occur then automatically:

      (A) the Revolving Credit and the obligation of Lender to make Advances or the issue Letters of Credit hereunder shall terminate;

      (B) the Revolving Credit shall be due and payable immediately without presentment, demand, protest, or further action of any kind, all of which are hereby waived;

      (C) Lender may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law with respect to the Collateral;

      (D) with respect to any Inventory of Borrowers serving as Collateral hereunder, Lender may require each Borrower to assemble its Inventory and make it available to Lender at a place designated by Lender which is reasonably convenient to it and to such Borrower;

      (E) Lender may exercise its rights under any Loan Document (including this Agreement);

      (F) subject to the terms of the Indenture, Lender shall have and is hereby granted a right of set-off, a lien upon and a security interest in all property of each Borrower now or at any time hereafter in Lender's possession in any capacity whatsoever, including, without limitation, any balance or share of any deposit, trust or agency account, as security for all liabilities of Borrowers to Lender;

      (G) Lender may exercise its rights with respect to the Operating Account, the Cash Collateral Account an the Letter of Credit Cash Collateral Account and apply the proceeds of such accounts against the Liabilities in such order as Lender shall elect; and

      (H) Lender may exercise any other rights and remedies available to Lender whether available at law, in equity, or otherwise.

                                  ARTICLE VIII

                              ADDITIONAL PROVISIONS

SECTION 8.1 No Waiver, Cumulative Remedies. No failure or delay on the part of Lender in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. No waiver of any provision hereof shall be effective unless the same shall be in writing and signed by Lender. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be given to each party hereto by overnight delivery service at its address specified below or at such other address as shall be designated by such party in a notice to each other party complying with the terms of this Section 8.2:
If to Borrowers:

      Congoleum Corporation
      3705 Quakerbridge Road, Suite 211
      P.O. Box 3127
      Mercerville, New Jersey 08619
      Attention:  Howard N. Feist III

If to Lender:

      First Union National Bank
      370 Scotch Road
      Pennington, NJ  08534
      Attention:  Leanne Castagna

All notices, requests, demands and other communications provided for hereunder shall be effective when delivered or received at the aforesaid addresses.

SECTION 8.3 Set-off. Subject to the terms of the Indenture, Lender shall have a right of set-off against, a lien upon, and a security interest in all property of a Borrower now or at any time in the possession of Lender in any capacity whatever, including, but not limited to such Borrower's interest in any deposit account, as security for the Liabilities, including without limitation, the obligations of such Borrower under the Loan Documents and to reimburse Lender for any returned checks.

SECTION 8.4 Costs and Expenses. Borrowers agree to pay on demand (A) all reasonable costs and expenses of Lender in connection with the preparation, execution, delivery and administration of the Loan Documents and in connection with any request for an amendment, modification, or waiver of any of the provisions of any thereof (including the reasonable fees and out-of-pocket expenses of counsel with respect thereto); (B) all filing, recording, and similar fees and charges; (C) all costs and expenses, if any, of Lender in connection with the enforcement of any Loan Document (including the reasonable fees and out-of-pocket expenses of legal counsel with respect thereto) after the occurrence of a Default or an Event of Default; and (D) all costs and expenses, if any, of Lender in connection with the enforcement of Lender's right to take possession of the Collateral after the occurrence of a Default or an Event of Default and the proceeds thereof and to hold, collect, prepare for sale, render in compliance with federal, state or local environmental statutes, ordinances, regulations, orders, directives, and permits, sell and dispose of the Collateral (including the reasonable fees and out-of-pocket expenses of legal counsel with respect thereto).

SECTION 8.5 Governing Law. This Agreement and the other Loan Documents shall be governed in all respects by the law of the State of New Jersey, the jurisdiction in which the Loan Documents have been executed and delivered, and for all purposes shall be construed in accordance with such law.

SECTION 8.6 Survival of Agreements and Representations. All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the Note.

SECTION 8.7 Arbitration. Upon demand of any party hereto whether made before or after the institution of any judicial proceeding, any claim or controversy arising out of or relating to the Loan Documents between parties hereto (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Finance Dispute Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may, include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements. All arbitration proceedings shall be conducted in the city in which the office of Lender first stated above is located. A hearing shall begin within 90 days of demand for arbitration and all hearings shall be conducted within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for a total of no more than 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable for claims for less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Finance Dispute Arbitration Panel of the AAA. The parties do not waive applicable federal or state substantive law except as provided herein. The parties hereto agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with a Dispute, whether the Dispute is resolved judicially or by arbitration.

SECTION 8.8 Preservation and Limitation of Remedies. Notwithstanding the foregoing binding arbitration provisions, the parties agree to preserve, without dimunition, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (A) all rights of foreclosure against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (B) all rights of self-help including peaceful occupation of real property and collection of rents, set-off and peaceful possession of personal property; and (C) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing of an involuntary bankruptcy proceeding. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

SECTION 8.9 JURY TRIAL WAIVER. AFTER CONSULTATION WITH COUNSEL, WITH KNOWLEDGE OF THE CONSEQUENCES AND BY AGREEING TO BINDING ARBITRATION, EACH BORROWER AND LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO DEMAND A JURY TRIAL AND AGREE THAT ALL SUITS WILL BE HEARD BY A JUDGE ONLY. Any and all judicial proceedings brought by Lender against a Borrower with respect to this Agreement may be brought in: (A) any court of competent jurisdiction in the State of New Jersey; and (B) any Federal district court having subject matter jurisdiction and being located in the State of New Jersey. Each Borrower hereby accepts, for itself and its properties, the non-exclusive jurisdiction of the aforesaid courts and agrees to be bound by any judgments rendered by such courts in connection with this Agreement. No Borrower will move to transfer any such proceeding to any different court. Any such process may be mailed by registered or certified mail to Borrowers at the address referred to in Section 8.2 hereof. Each Borrower agrees that service by mail at the address referred to in Section 8.2 hereof will constitute sufficient notice. Service will be considered complete upon delivery. Nothing herein limits the right of Lender to bring proceedings against a Borrower in the courts of any other jurisdiction.

SECTION 8.10 Binding Effect; Assignment. The Loan Documents shall be binding upon and inure to the benefit of each Borrower, Lender, and their respective successors and assigns, except that no Borrower shall have the right to assign or delegate its respective rights or obligations under any of such documents.

SECTION 8.11 Headings. Article, Section and subsection headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

SECTION 8.12 Time of the Essence. Whether or not elsewhere herein expressly stated, all dates and times for performance herein set forth shall be of the essence of this Agreement.

SECTION 8.13 Sole Discretion of Lender. It is understood and agreed that, except as expressly provided otherwise in this Agreement, Lender shall have, with respect to all matters herein which must be approved by or be acceptable or satisfactory to Lender or which may be determined by or consented to by Lender, including, but not limited to, any conditions, provisions, agreements, contracts, documents, surveys, reports, legal opinions, and title requirements, the sole and absolute discretion to determine the acceptability thereof to Lender.

SECTION 8.14 Amendments. Any of the provisions of this Agreement may be waived, modified or amended only by written agreement or agreements entered into by Borrowers and Lender, except that no such waiver, modification or amendment shall extend to or affect any obligation not expressly waived, modified or amended, or impair any right of Lender related to such obligation.

SECTION 8.15 Usury. Nothing herein contained or in the Note, or any other Loan Document nor any transaction related thereto shall be construed or shall so operate either presently or prospectively to require Borrowers (A) to pay interest at a rate greater than is now lawful in such case to contract for, but shall require payment of interest only to the extent of such lawful rate, or (B) to make any payment or do any act contrary to law, but if any provision herein or therein contained shall otherwise so operate to invalidate this Agreement, the Note, or any other Loan Document, in whole or in part, then such provision only shall be held for naught as though not herein or therein contained and the remainder of this Agreement, the Note, and the other Loan Documents shall remain operative and in full force and effect. Any interest paid in excess of the lawful rate shall be refunded to Borrowers. Such refund shall be made by application of the excessive amount of interest paid against any sums outstanding under this Agreement and shall be applied in such order as Lender may determine. If the excessive amount of interest paid exceeds the sums outstanding hereunder, the portion exceeding the said sums outstanding shall be refunded in cash by Lender. Any such crediting or refund shall not cure or waive any default by Borrowers hereunder or under the Note or any other Loan Document. Borrowers agree, however, that in determining whether or not any interest payable exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated in this Agreement to be "interest"), including without limitation prepayment premiums, shall be deemed, to the extent permitted by law, to be an expense, fee, premium or penalty rather than interest.

SECTION 8.16 Participations. Each Borrower acknowledges and agrees that Lender may sell a participation interest or participating interests in the Revolving Credit. After such sale and provided Lender shall notify Borrowers thereof, Borrowers shall, at the option of Lender, have a direct obligation to the purchaser under such sale to the extent of the participation interest purchased. Borrower acknowledges that Lender may share with any participant or prospective participant, any and all information obtained by Lender in connection with the Revolving Credit, including without limitation information delivered to Lender by Borrower, and Borrower consents thereto. Borrowers agree to cooperate with Lender in connection with any reasonable request made by Lender with respect to any such sale or prospective sale.

SECTION 8.17 Entire Agreement. This Agreement, the Exhibits attached hereto and the Loan Documents constitute the entire understanding among the parties with respect to the subject matter hereof, and supersedes any and all contemporaneous and prior agreements between the parties hereto with respect to the subject matter hereof.

SECTION 8.18 No Joint Venture. The parties expressly agree that the relationship of Lender to each Borrower is that of lender only, and Lender is not a partner or co-venturer of any Borrower.

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                          CONGOLEUM CORPORATION


                                          By:
                                             ---------------------------
                                             Name:
                                             Title:


                                          FIRST UNION NATIONAL BANK


                                          By:
                                             ---------------------------
                                             Name:
                                             Title: